UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Briggs & Stratton Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BRIGGS & STRATTON CORPORATION
12301 WEST WIRTH STREET
WAUWATOSA, WISCONSIN 53222
Notice of Annual Meeting of Shareholders
The Annual Meeting of Shareholders of BRIGGS & STRATTON CORPORATION, a Wisconsin corporation, will be held at the Colleton River Plantation Club, 60 Colleton River Drive, Bluffton, South Carolina 29910, on Wednesday, October 25, 2017, at 8:00 a.m., Eastern Time, for the following purposes:

(1)	To elect three directors to serve for three-year terms expiring in 2020;

(2)	To ratify the selection of Deloitte & Touche LLP as the company’s independent auditors;

(3)	To hold an advisory vote to approve executive compensation;

(4)	To hold an advisory vote on the frequency of future advisory votes to approve executive compensation;

(5)	To approve the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan; and

(6)	To take action on any other matters brought before the meeting appropriate for consideration by the shareholders of a Wisconsin corporation at an annual meeting.
By order of the Board of Directors.
Wauwatosa, Wisconsin
September 8, 2017
KATHRYN M. BUONO
Vice President, General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 25, 2017. The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com and www.basco.com/proxy.
We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe this allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.
Your vote is important to ensure that a majority of the stock is represented. You may vote using the Internet or by telephone. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card in the envelope provided.

Proxy Statement
* * * * *
GENERAL INFORMATION
This proxy statement relates to the solicitation of proxies by the Board of Directors of Briggs & Stratton Corporation (“Briggs & Stratton” or the “company”) to be used at the Annual Meeting of Shareholders and any adjournments. The meeting will be held on October 25, 2017, at 8:00 a.m., Eastern Time, at the Colleton River Plantation Club, 60 Colleton River Drive, Bluffton, South Carolina 29910. Briggs & Stratton’s principal executive offices are located at 12301 West Wirth Street, Wauwatosa, Wisconsin 53222.
On September 8, 2017, we mailed to shareholders of record this proxy statement or a notice containing instructions on how to access our proxy statement and annual report on the Internet and vote online. That notice also contains instructions on how you can receive a paper copy of the proxy statement and annual report via the United States mail or an electronic copy via e-mail if you prefer either of those alternatives.
Who can vote?
Shareholders of record at the close of business on August 17, 2017 are entitled to notice of and to vote at the meeting. On August 17, 2017, Briggs & Stratton had outstanding 42,755,848 shares of $.01 par value common stock entitled to one vote per share.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials, including this proxy statement and the annual report, by providing access to such documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. A Notice of Internet Availability was mailed to our shareholders, which provides instructions as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you how to submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the notice for requesting such materials.
How do I vote?
You may vote in person or by properly appointed proxy. You may cast your vote by returning a signed and dated proxy card, or by voting electronically. You have the option to vote by proxy via the Internet or toll-free touch-tone telephone.
Instructions regarding how to vote electronically are listed on your notice, proxy card or the information forwarded by your bank or broker. These procedures are designed to authenticate your identity as a shareholder and to allow you to confirm that your instructions have been properly recorded. If you vote over the Internet, you may incur costs that you will be responsible for such as Internet access charges. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on October 24, 2017.

You may revoke your proxy by voting in person at the meeting, by written notice to the Secretary, or by executing and delivering a later-dated proxy via the Internet, or by telephone or by mail, prior to the closing of the polls. Attendance at the meeting does not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as the Board of Directors recommends.
How are votes counted?
A majority of the votes entitled to be cast on each matter, represented either in person or by proxy, will constitute a quorum with respect to the matter.
If a quorum exists, the affirmative vote of a majority of the votes represented in person or by proxy at the meeting is required for the election of directors, to ratify the selection of independent auditors and to approve the advisory vote on executive compensation as well as the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan. For purposes of determining the frequency of future advisory votes to approve executive compensation, the frequency receiving the greatest number of votes - every one year, every two years or every three years - will be considered the frequency approved by shareholders.
A vote withheld from the election of directors or an abstention with respect to the ratification of the auditor, the advisory vote to approve executive compensation or the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan will count toward the quorum requirement and will have the effect of a vote against the matter being voted on. An abstention on the advisory vote on the frequency of future advisory votes to approve executive compensation will not affect the outcome of that proposal.
Broker non-votes will be disregarded for purposes of determining the number of votes cast and will have no effect on the outcome of the vote. Brokers and other nominees do not have discretionary authority to vote shares in the election of directors or concerning executive compensation matters without instructions from the beneficial owner of the shares. Brokers do have discretionary authority to vote shares on the ratification of the appointment of the independent auditors without instructions from the beneficial owner.
Who pays for this proxy solicitation?
Briggs & Stratton pays for the cost of solicitation of proxies. Solicitation is made primarily by mail. Some solicitation may be made by regular Briggs & Stratton employees, without additional compensation, by telephone, facsimile, or other means of communication, or in person. In addition, Briggs & Stratton has retained Alliance Advisors, LLC to assist in its proxy solicitation efforts, at a fee currently anticipated to be $3,500 plus reasonable out-of-pocket expenses.
What if other matters come up at the annual meeting?
The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

I.    SHAREHOLDER VOTES
ITEM 1: ELECTION OF DIRECTORS
The Board of Directors of Briggs & Stratton is divided into three classes. The term of office of each class ends in successive years. Three directors are to be elected at the annual meeting to serve for a term of three years expiring in 2020. Six directors will continue to serve for terms that expire in 2018 or 2019. All directors are elected subject to the Bylaw restriction that they may not serve beyond the annual meeting following attainment of age 72.
The Nominating & Governance Committee seeks director nominees with integrity, common sense and good judgment who have relevant professional or business knowledge, a record of prior accomplishments and the time and interest in serving as a director of the company. The Nominating & Governance Committee has also identified 12 desired criteria with respect to the experience, qualifications, attributes and skills of directors and director nominees. These criteria, which the Committee may modify from time to time to accommodate the evolving nature of the company’s business and external environment, are included in “II. Corporate Governance – Other Corporate Governance Matters – Director Selection Criteria.”
When selecting director candidates and nominees, the Nominating & Governance Committee determines the mix of experience, qualifications, attributes and skills desired for the entire Board, reviews how current directors satisfy such criteria, determines the experience, qualifications, attributes and skills that will best complement current directors, and identifies director candidates and selects nominees who fit those needs. Additional information about the Committee’s director selection procedures is contained in “II. Corporate Governance – Other Corporate Governance Matters – Director Selection Procedures.”
On the basis of such evaluation, the Committee has recommended the nomination of Keith R. McLoughlin, Henrik C. Slipsager and Brian C. Walker for re-election in the Class of 2020. The proxies received in response to this solicitation will be voted for the election of these nominees. Each nominee’s and continuing director’s experience, qualifications, attributes and skills that qualify him or her to serve on the Board are stated below. If any nominee is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

GENERAL INFORMATION ABOUT THE NOMINEES FOR ELECTION
AT THE ANNUAL MEETING (CLASS OF 2020)

Name, Age, Principal Occupation, Committee Memberships and Directorships For at Least the Past Five Years	Year First Became a Director

KEITH R. McLOUGHLIN, 61
Positions:  Retired President and Chief Executive Officer (2011-2016) of AB Electrolux, a manufacturer of major home appliances. Chief Operations Officer Major Appliances 2009-2010. Director of Campbell Soup Company.
Experience: Mr. McLoughlin is a former CEO of a large international business and has experience and expertise in international business, operations, selling to large retail stores, marketing, strategy development, and organizational and human resources matters. His prior work experience includes general management responsibilities in an international consumer goods company. His experience as head of an original equipment manufacturing business and managing consumer goods in international markets enables him to provide useful insights to other directors and management on issues concerning sales, marketing and operations.
Education: Mr. McLoughlin earned a B.S. in Engineering from the United States Military Academy and attended a training program for directors of public companies titled “Corporate Governance Essentials for Directors” sponsored by the Wharton School of the University of Pennsylvania.
Committees: Mr. McLoughlin is Chair of the company’s Nominating & Governance Committee and also a member of its Executive Committee.
2007

HENRIK C. SLIPSAGER, 62
Positions: Retired President, Chief Executive Officer and Director (2000-2015) of ABM Industries, Inc., a leading provider of integrated facility solutions.
Experience: Mr. Slipsager is a former CEO and has experience and expertise in finance, international business, operations, executive compensation, strategy development, and organizational and human resource matters. Mr. Slipsager previously served as a chief financial officer of another company. Mr. Slipsager’s experience in making strategic acquisitions and managing a diversified business and a finance organization enable him to provide valuable perspectives regarding strategy and operations.
Education: Mr. Slipsager earned an M.B.A. degree (equivalent) from the Business School of Copenhagen.
Committees: Mr. Slipsager serves on the Nominating & Governance Committee and the Audit Committee of Briggs & Stratton. He has been designated as an audit committee financial expert by the Board of Directors.
2012

BRIAN C. WALKER, 55
Positions: President, Chief Executive Officer and Director of Herman Miller, Inc., a global provider of office furniture and services, since 2004. Director of Universal Forest Products, Inc.
Experience: Mr. Walker is a sitting CEO of a public company, which is an international original equipment manufacturer, and has experience and expertise in finance, international business, executive compensation, strategy development, and organizational and human resource matters. Mr. Walker has been a certified public accountant, previously served as chief operating officer and chief financial officer of Herman Miller, Inc. and was previously a member of the Detroit Board of Directors of the Federal Reserve Bank of Chicago. Mr. Walker’s experience enables him to make valuable contributions to Board discussions concerning the company’s strategy and operations, and his education, expertise and experience in accounting and compensation matters enhance his committee participation.
Education:  Mr. Walker earned a B.S. in Accounting from Michigan State University.
Committees: Mr. Walker serves as Chair of the Compensation Committee and as a member of the Finance and Executive Committees. Mr. Walker also serves as the lead independent director of Briggs & Stratton’s Board of Directors.
2002
The Board recommends a vote FOR each nominee.

ITEM 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has selected the public accounting firm of Deloitte & Touche LLP as the company’s independent auditors for the current fiscal year ending July 1, 2018. Deloitte & Touche LLP has served as the company’s independent auditors since 2013. The Committee has directed that management submit the selection of Deloitte & Touche LLP as the company’s fiscal 2018 independent auditors for ratification by the shareholders at the annual meeting.
Shareholder ratification of the selection of Deloitte & Touche LLP as the company’s independent auditors is not required by the Bylaws or otherwise. However, the Committee and Board are submitting the selection of Deloitte & Touche LLP for ratification because they value shareholders’ views on the company’s independent auditors. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the company and its shareholders.
The Audit Committee considers each year which independent auditing firm should be engaged for the audit of the company’s financial statements, considering the qualifications and independence of the proposed firm. The Audit Committee also reviews the fees proposed for both audit and non-audit work by the independent auditor. Information relating to the fees paid by the company to Deloitte & Touche LLP for fiscal years 2017 and 2016 can be found in “III. Other Matters - Independent Auditors’ Fees.”
A representative of Deloitte & Touche LLP will be present at the annual meeting. The representative will have the opportunity to make a statement and respond to appropriate questions.
The Audit Committee and Board recommend a vote FOR this proposal.
ITEM 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by SEC rules, shareholders are asked to approve, on an advisory, non-binding basis, the fiscal 2017 compensation awarded to the company’s named executive officers as described in the Executive Compensation section of this proxy statement. The company currently holds advisory votes to approve executive compensation annually, and is also holding an advisory vote on the frequency of future advisory votes to approve executive officer compensation at the annual meeting.
Briggs & Stratton’s executive compensation program is designed to attract, reward and retain talented executives to lead the company in a highly competitive market, while maximizing shareholder returns. The company believes that its compensation program, which ties a significant portion of pay to performance, provides competitive compensation to its executives and utilizes components that align the interests of those executives with shareholders. The company believes this approach helps make its management team a key driver in the company’s market leadership and financial performance.
Shareholders are urged to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement as well as the Summary Compensation Table and related compensation tables and narratives, which discuss in detail how the company’s compensation policies and procedures operate and are designed to meet its compensation objectives and support the achievement of its business goals.

The company’s shareholders are asked to approve the following resolution at the annual meeting:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to the company’s named executive officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.
While this vote is advisory and non-binding on the company, the Compensation Committee and Board of Directors will review the voting results and consider shareholder concerns in their continuing evaluation of the company’s compensation program.
The Compensation Committee and Board recommend a vote FOR this proposal.
ITEM 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES
TO APPROVE EXECUTIVE COMPENSATION
As required by SEC rules, we are asking shareholders to vote, on an advisory, non-binding basis, on how frequently we should present to shareholders an advisory vote to approve executive compensation. SEC rules require the company to submit to a shareholder vote at least once every six years whether advisory votes on executive compensation should be presented every one, two or three years. The company last submitted this matter to the shareholders at its 2011 annual meeting.
After considering the frequency alternatives and the views of shareholders on this matter, the Compensation Committee and Board believe that conducting an advisory vote to approve executive compensation annually is appropriate for the company and its shareholders at this time because it allows shareholders to provide annual feedback on our executive compensation program.
While this vote is advisory and non-binding on the company, the Compensation Committee and Board of Directors will consider the outcome of the vote, among other factors, when making future decisions regarding the frequency of advisory votes to approve executive compensation.
The Compensation Committee and Board recommend a vote for ONE YEAR on the frequency for future advisory votes to approve executive compensation.

ITEM 5: APPROVAL OF THE BRIGGS & STRATTON CORPORATION
2017 OMNIBUS INCENTIVE PLAN
Introduction
We are asking our shareholders to approve the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), which provides for the future issuance of up to 4,700,000 shares (plus any shares remaining available, or that may become available, for future issuance under the Briggs & Stratton 2014 Omnibus Incentive Plan (the “2014 Plan”)). On August 16, 2017, the Compensation Committee of the Board recommended, and the Board approved, the 2017 Plan, subject to approval by shareholders at the annual meeting. A summary of the 2017 Plan is attached as Exhibit A and a copy of the 2017 Plan is attached as Exhibit B to this proxy statement, both of which are incorporated herein by reference. Assuming shareholders approve the 2017 Plan at the annual meeting, there will be no further grants under the 2014 Plan, although outstanding awards will continue in accordance with their terms.
The 2017 Plan is similar to the 2014 Plan, but contains several important enhancements that are intended to better align with current practices in equity compensation, including the following:

•Limited automatic vesting on change in control. The 2017 Plan provides that the vesting of awards will be accelerated in the event of a change in control only if such awards are not assumed or replaced by a successor entity, unless provided otherwise in an award agreement.
•One year minimum vesting requirement. The 2017 Plan requires all equity-based or equity-related awards to have a minimum vesting period of one year other than awards covering up to 5% of the shares authorized under the 2017 Plan, which may be granted as unrestricted shares or as awards with a vesting period of under one year.
•Cap on awards to nonemployee directors. The 2017 Plan provides that no nonemployee director may receive awards in a calendar year with a value exceeding $350,000 (with such value computed as of the date of grant in accordance with applicable financial accounting rules).

In setting the proposed number of new shares reserved for issuance under the 2017 Plan, the Compensation Committee and the Board considered a number of factors. These factors included:

•The company’s three-year average burn rate. The company’s three-year average burn rate was 1.88% for fiscal years 2015 through 2017 and the one-year burn rate was 1.71% for fiscal 2017. We define burn rate as the total number of equity awards granted to participants in a single year expressed as a percent of the fully diluted weighted average shares outstanding.  We believe our historical burn rate is reasonable for a company of our size in our industry.
•Duration that shares available for issuance under the 2017 Plan are expected to last. Based on the number of shares to be reserved under the 2017 Plan, the number of shares under the 2014 Plan as of August 22, 2017 that could become subject to future issuance under the 2017 Plan, our historical grant practices and our current mix of long-term incentive awards, we expect that the share reserve will cover equity awards granted by us to eligible participants for approximately four to five years. The type of equity awards that we may grant under the 2017 Plan are described in Exhibit A of this proxy statement.
•Expected dilution.  As of August 22, 2017, our existing dilution as it relates to the 2014 Plan was 7.74%. We define existing dilution as the sum of the total number of unvested equity awards expressed as a percentage of the fully diluted shares outstanding. Our total dilution as of the same date would increase by 5.06 percentage points to 12.80% assuming that the 4,700,000 shares being reserved for future issuance pursuant to the 2017 Plan and 494,315 shares remaining for future issuance under the 2014 Plan as of August 22, 2017 are granted in accordance with our current mix of long-term incentive awards. Our actual total dilution may differ if our future long-term incentive award mix differs from our current practice. We believe that the expected potential dilution that will result from the share request is reasonable for a company of our size in our industry.

For information regarding outstanding equity awards as of the end of fiscal 2017, see “Equity Compensation Plan Information” in this proxy statement. As of August 22, 2017, 494,315 shares remained available for future issuance under the 2014 Plan and 3,636,744 shares were subject to outstanding awards under the 2014 Plan, which consisted of: (i) 2,338,175 stock options, with a weighted average exercise price of $19.71 per share and a weighted average remaining contractual term of 7.37 years; (ii) 336,034 shares subject to deferred stock and restricted stock units; (iii) 749,655 shares of restricted stock; and (iv) 212,880 performance share units, which may be earned based on pre-defined goals over three-year performance periods (actual awards earned will not be determined until the end of each performance period).

The 2017 Plan will only become effective upon shareholder approval. We are asking shareholders to approve the 2017 Plan because the share reserve under the 2014 Plan will not be sufficient to meet our future equity compensation needs based on our historical equity grant practices. In addition, we are also requesting shareholder approval so that certain benefits under the 2017 Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) for the next five years. If shareholders do not approve the 2017 Plan, we will be unable to issue shares to our executive officers, key employees and nonemployee directors once the share reserve is exhausted under the 2014 Plan. As a result, the company would need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and, thus, its ability to attract, motivate and retain highly qualified talent.
Shareholder approval of the 2017 Plan will allow us to continue to grant equity awards (as well as cash incentive awards) to our executive officers, employees, nonemployee directors and third party service providers. We believe that a comprehensive incentive compensation program serves as a necessary and significant tool to attract and retain key employees, encourage participants to contribute materially to the growth of the company and align the interests of our participants with those of our shareholders.
Principal Features of the 2017 Plan
A broad range of equity vehicles. Similar to the 2014 Plan, the 2017 Plan provides for a variety of awards, including stock options, SARs, restricted stock, restricted stock units, performance share units, performance units and other stock-based and cash-based awards. We believe that the breadth of awards available under the 2017 Plan will continue to provide the Compensation Committee with the flexibility to structure appropriate incentives and respond to market-competitive changes in compensation practices.
A fixed reserve of shares of our common stock. The 2017 Plan does not contain an evergreen provision providing for an automatic allotment of equity compensation each year.
Conservative share-counting provisions. For purposes of determining the number of shares of common stock available for issuance under the 2017 Plan:
•We may not add back shares of common stock repurchased on the open market with proceeds from the exercise of a stock option, tendered to pay the exercise price of a stock option or grant price, if applicable, of an SAR, withheld for payment of withholding taxes that arise due to the exercise of a stock option or stock appreciation right or settlement, vesting or payment of any other award, or not issued upon the exercise of a stock-settled SAR or stock option.
•We use “fungible share counting;” that is, for each share of common stock issued in connection with an award, other than a stock option or SAR, we reduce the number of shares of common stock available for future issuance by 2.90 shares, and for each share of common stock issued in connection with a stock option or stock-settled SAR, we reduce the number of shares of common stock available for future issuance by one share.
One year minimum vesting period. The 2017 Plan requires all equity-based or equity-related awards to have a minimum vesting period of one year other than awards covering up to 5% of the shares authorized under the 2017 Plan, which may be granted as unrestricted shares or as awards with a vesting period of under one year.

Limits on awards. The 2017 Plan includes limits on the number of shares of common stock and the value of any cash-based award that may be granted or paid to any participant in any calendar year, including a limit on awards to nonemployee directors.
Limits on dividends and dividend equivalents. The 2017 Plan:
•Prohibits the issuance of dividends and dividend equivalents on stock options and SARs.
•Prohibits the current payment of dividends or dividend equivalents on any awards subject to performance-based vesting criteria until all applicable performance objectives have been achieved.
Limited terms. The 2017 Plan:
•Sets 10 years as the maximum term for stock options and SARs.
•Will terminate 10 years from the date the 2017 Plan is last approved by the company’s shareholders.
No stock option repricing. The 2017 Plan prohibits the repricing of stock options and SARs without prior shareholder approval.

Limits on accelerated vesting in the case of a change in control. In the case of a change in control, the vesting of awards is only accelerated if the awards are not assumed or replaced by a successor entity, with performance-based awards vesting pro rata at target unless otherwise provided in an award agreement.
No discounted stock options or SARs. The 2017 Plan requires the exercise price of stock options and the grant price of SARs to be not less than the fair market value of a share of common stock on the date of grant.
Compensation recoupment policy. The Compensation Committee may make any participant, grant or award (including any shares subject to a grant) subject to any company policy providing for recovery, recoupment, clawback and/or other forfeiture of compensation.
Performance criteria. The 2017 Plan includes a series of performance criteria that the Compensation Committee may use in establishing specific performance targets to be attained as a condition to the vesting or payment of an award (other than a stock option or SAR) so as to qualify the compensation attributable to such awards as performance-based compensation for purposes of Section 162(m) of the Code. This statutory provision generally disallows an income tax deduction to publicly held companies for compensation paid to certain executive officers that exceeds $1 million, unless that compensation is tied to the attainment of performance goals established by an independent compensation committee under a shareholder-approved plan. Shareholder approval of the 2017 Plan will also be considered approval of the material terms of the performance criteria under the 2017 Plan. The Compensation Committee will retain discretion to determine the structure of all awards made pursuant the 2017 Plan, including whether such awards are intended to comply with the applicable requirements for performance-based compensation under Section 162(m) of the Code.
The Compensation Committee and Board recommend a vote FOR approval of the 2017 Plan.

II.    CORPORATE GOVERNANCE
GENERAL INFORMATION ABOUT INCUMBENT DIRECTORS
Class of 2018

Name, Age, Principal Occupation, Committee Memberships and Directorships For at Least the Past Five Years	Year First Became a Director

JAMES E. HUMPHREY, 71
Positions: Retired Chairman of Andersen Corporation, a window and door manufacturer. Chairman 2011-2013. Chairman and Chief Executive Officer 2009-2011.
Experience: Mr. Humphrey was the chairman and past CEO of a large privately-owned business with manufacturing, distribution and sales locations throughout the United States and Canada. Before joining Andersen in 1999, he held various sales and marketing positions in Armstrong World Industries, Inc. and served as President of Armstrong Americas. Mr. Humphrey has expertise and experience in sales and marketing, retail businesses, distribution, executive compensation, and organizational and human resources matters.
Education: Mr. Humphrey earned a B.S. degree from Millikin University.
Committees: Mr. Humphrey serves on the Compensation Committee and the Nominating & Governance Committee of Briggs & Stratton.
2010

FRANK M. JAEHNERT, 59
Positions: Retired Chief Executive Officer and President (2003 – 2013) and former Director of Brady Corporation, a leading provider of high performance labels and signs, safety devices, printing systems and software. Director of Nordson Corporation and of Itron, Inc. Also serves on the Board of Directors of NACD Chicago Chapter and on the Board of Regents of the Milwaukee School of Engineering.
Experience: Mr. Jaehnert is a former CEO and president of a global manufacturing business. He also served as chief financial officer of that business. His prior work experience includes various financial positions in Germany and the United States for Robert Bosch GmbH, an international manufacturer of automotive, communications, industrial and consumer products. Mr. Jaehnert’s experience as head of a diversified international business and his expertise in finance and operations enable him to make significant contributions to discussions regarding the company’s strategy and the activities of the committees on which he serves. Mr. Jaehnert also has expertise in executive compensation and mergers and acquisitions.
Education: Mr. Jaehnert earned the equivalent of an M.B.A. degree from the University of Stuttgart, Germany. Mr. Jaehnert attended the NACD Advanced Director Professionalism Class in 2015 and the NACD Global Leaders Summit in 2015 and 2016, and was designated an NACD Leadership Fellow in 2015.
Committees: Mr. Jaehnert serves on the company’s Audit Committee and Finance Committee. He has been designated as an audit committee financial expert by the Board of Directors.
2014

CHARLES I. STORY, 63
Positions: President of ECS Group, Inc., an executive development company, since 2005. Advisory Director of Regions Bank.
Experience: Mr. Story is a former CEO and has experience and expertise in operations, marketing, strategy development, and organizational and human resource matters. He is president of an executive development firm that advises numerous companies, including those in diversified manufacturing, consumer products, banking, insurance, construction, hospitality and healthcare, and previously served as President and CEO of INROADS, Inc., an international human resource consulting firm. Mr. Story has been the lead director of a public company and a director of two companies in addition to Briggs & Stratton.
Education: Mr. Story earned a B.A. degree in Psychology and Management from Fisk University and a Masters in Public Administration from the University of Tennessee and Tennessee State University (joint program).
Committees: Mr. Story is Chair of the Finance Committee of Briggs & Stratton and a member of its Compensation Committee and Executive Committee.
1994

Class of 2019

Name, Age, Principal Occupation, Committee Memberships and Directorships For at Least the Past Five Years	Year First Became a Director

JEFFREY R. HENNION, 50
Positions:  Former Executive Vice President, Chief Marketing and e-Commerce Officer of GNC Holdings, Inc. (2014-2017), a global specialty retailer of health and wellness products. President and Chief Financial Officer of Branding Brand LLC, a provider of mobile commerce strategies to retailers, 2012-2014. Executive Vice President and Chief Marketing Officer of GNC Holdings, Inc. 2011-2012 and Executive Vice President and Chief Branding Officer of GNC Holdings, Inc. 2011. Executive Vice President and Chief Marketing Officer of Dick’s Sporting Goods, Inc., a sporting goods retailer, 2005-2010.
Experience:  Mr. Hennion has held several marketing, branding and e-commerce officer positions with significant international businesses, and has expertise and experience in finance, international business, selling to large retail stores, marketing, strategy development, and mergers and acquisitions. He has also served as a chief financial officer.
Education:  Mr. Hennion earned a B.A. in Economics from Northwestern University and an M.B.A. in Finance from Duquesne University.
Committees:  Mr. Hennion serves on the Compensation Committee and Nominating & Governance Committee of Briggs & Stratton.
2015

PATRICIA L. KAMPLING, 58
Positions: Chairman, President and Chief Executive Officer of Alliant Energy Corporation, a regulated investor-owned public utility holding company, since 2012. Previously President and Chief Operating Officer 2011-2012, Executive Vice President and Chief Financial Officer 2010-2011, and Vice President, Chief Financial Officer and Treasurer 2009-2010. Director of the American Transmission Company, the first multistate, transmission only utility in the United States.
Experience: Ms. Kampling is a sitting CEO who has expertise in finance, executive compensation, regulatory matters and strategy development.
Education: Ms. Kampling earned a B.A. in Economics and a B.S. in Engineering from Swarthmore College, and earned her M.B.A. in Finance from the University of Chicago.
Committees: Ms. Kampling serves as Chair of the company’s Audit Committee and as a member of its Finance Committee and Executive Committee. She has been designated as an audit committee financial expert by the Board of Directors.
2011

TODD J. TESKE, 52
Positions: Chairman, President and Chief Executive Officer of Briggs & Stratton since 2010. President and Chief Executive Officer 2010. President and Chief Operating Officer 2008-2009. Executive Vice President and Chief Operating Officer 2005-2008. Director of Badger Meter, Inc. and of Lennox International, Inc.
Experience: Mr. Teske is a sitting CEO and has experience and expertise in finance, operations, executive compensation, regulatory matters, strategy development, organizational and human resource matters, and mergers and acquisitions. He is Chairman, President and CEO of the company. Before becoming CEO, he served as its President and Chief Operating Officer, President of its power products business, head of corporate development and controller. Mr. Teske is a certified public accountant who worked at a public accounting firm before joining the company. Mr. Teske’s memberships on the Board and the Executive Committee of Briggs & Stratton help ensure the Board is linked to the company’s management and operations.
Education: Mr. Teske earned a B.S. in Accounting from the University of Wisconsin Oshkosh and a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University.
Committees: Mr. Teske serves on the company's Executive Committee.
2009

OTHER CORPORATE GOVERNANCE MATTERS
The Board of Directors is responsible for overseeing the affairs of the company for the benefit of shareholders. The Board has approved charters for the Audit, Compensation, Finance and Nominating & Governance Committees that are reviewed annually by each committee, corporate governance guidelines, an integrity manual (a code of business conduct and ethics applicable to all directors, officers and employees), standards for determining the independence of directors, and stock ownership guidelines. These documents are available in the Investor Relations section of the company’s website (www.basco.com). Printed copies are available upon request to the Secretary.
Director Selection Criteria
The Nominating & Governance Committee recommends nominees for director whose background, knowledge, experience, expertise and perspective will complement the qualifications of other directors and strengthen the Board of Directors. Nominees must meet the following minimum criteria:

•	A strong commitment to integrity

•	Common sense and good judgment

•	Relevant professional or business knowledge

•	A record of accomplishment in prior positions

•	The time and interest to attend and participate in Board meetings and serve on Board committees
In addition to the minimum criteria listed above and director independence considerations, the Nominating & Governance Committee has identified the following 12 desired criteria with respect to the experience, qualifications, attributes and skills of directors and director nominees. These criteria, which are considered in the context of the Board of Directors as a whole and which the Committee may modify from time to time to accommodate the evolving nature of the company’s business and external environment, are:

1.	Significant chief executive officer experience

2.	Financial and accounting skills and experience, including at least one member with the ability to qualify as an “audit committee financial expert” under Securities and Exchange Commission requirements

3.	International experience with an understanding of conducting business on a global scale

4.	Relevant operations background

5.	Expertise involving the design and/or management of executive compensation plans and programs

6.	Legal and regulatory expertise

7.	Significant experience at, or working with, big box retailers and/or the retail channel

8.	In-depth knowledge and significant practical experience in marketing and branding

9.	Diversity with respect to age, gender and ethnicity

10.	Significant experience developing and implementing successful business strategies

11.	Considerable organizational and human resources experience or expertise, including an understanding of benefit plans and experience managing succession planning and leadership development

12.	Expertise or experience in mergers and acquisitions activities

Director Selection Procedures
The Nominating & Governance Committee selects director nominees in accordance with a procedure by which it:

•	Reviews the experience, qualifications, attributes and skills of existing Board members

•	Determines the experience, qualifications, attributes and skills desired in new director(s)

•	Solicits suggestions from the Chief Executive Officer and directors on potential candidates

•	Considers candidates recommended by shareholders

•	Retains a search consultant as needed to identify candidates

•	Evaluates the experience, qualifications, attributes and skills of all candidates recommended for consideration

•	Contacts the preferred candidate(s) to assess their interest

•	Interviews the preferred candidate(s) to assess their experience, qualifications, attributes and skills

•	Recommends candidate(s) for consideration by the Board
As noted, the Committee will consider recommendations from shareholders concerning the nomination of directors. Recommendations should be submitted in writing to the Secretary of the company and state the shareholder’s name and address, the name and address of the candidate, and the experience, qualifications, attributes and skills of the candidate. Recommendations must be received no later than May 11, 2018 to be considered for nomination by the company at the 2018 annual meeting. The direct nomination of a director by a shareholder must be made in accordance with the advance written notice requirements of the company’s Bylaws. A copy of the Bylaws may be obtained from the company’s Secretary. Direct nominations must be received by the Secretary no earlier than June 30, 2018, and no later than July 25, 2018, for consideration at the 2018 annual meeting.
Director Independence
A majority of directors must meet the criteria for independence established by the Board in accordance with the rules of the New York Stock Exchange (the “NYSE”). A director will not qualify as independent unless the Board determines that the director has no material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. On the recommendation of the Nominating & Governance Committee, the Board has adopted the following categorical standards to form the basis for the Board’s independence determinations.

•
The Board makes determinations of director independence based on all relevant facts and circumstances concerning a director’s relationships with the company, including commercial, banking, consulting, charitable and family relationships. The Board shall not consider a director to be independent if the director has a relationship with the company that prevents independence under NYSE rules.

•
The following commercial and charitable relationships will be considered to be immaterial relationships that do not impair a director’s independence: (1) the director or an immediate family member is an officer, employee, partner or significant owner of a company or organization that makes payments to, or receives payments from, Briggs & Stratton for property or services in an amount which, in any single fiscal year, is less than the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, and (2) the director is an officer, director or trustee of a charitable organization which receives contributions from Briggs & Stratton and the Briggs & Stratton Corporation Foundation, Inc. that aggregate less than the greater of $1,000,000 or 2% of such organization’s consolidated gross revenues in any single fiscal year out of the preceding three fiscal years.
In August 2017, the Nominating & Governance Committee and the Board evaluated the relationships between each director and the company and determined that Ms. Kampling and Messrs. Hennion, Humphrey, Jaehnert, McLoughlin, Slipsager, Story and Walker are independent. Mr. Teske, the company’s Chairman, President and Chief Executive Officer, is not an independent director.
Leadership Structure
The Board believes it is important to maintain flexibility to choose the leadership structure that is best able to meet the needs of the company and its shareholders based on circumstances that exist at the time and the qualifications of available individuals.
The Chairman of the Board is Mr. Teske, who also serves as President and CEO of the company. The Board currently believes that the company and its shareholders are best served by having Mr. Teske fill both the Chairman and CEO positions. He is most familiar with the business and its challenges, and is best situated to set agendas and lead discussions in Board meetings on matters affecting the company’s business. Mr. Teske has been with the company since 1996 and has served as President and CEO since 2010; as a result, he has extensive knowledge of the company’s strategy, operations and financial condition, which positions him to best identify matters for Board review and discussion. In addition, the combined role of Chairman and CEO centralizes leadership in one individual. This circumstance prevents ambiguity about accountability and the possibility that two leaders might communicate different messages.
The lead independent director is Mr. Walker. He was selected by the Board based on his years of experience as the CEO of another public company, as a director of Briggs & Stratton and another public company, and as a member of several of the Board’s committees. The lead independent director (1) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors, (2) serves as liaison between the Chairman and the independent directors, (3) approves information sent to the Board, (4) approves meeting agendas for the Board, (5) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items, (6) has authority to call meetings of the independent directors, and (7) if requested by major shareholders, ensures that he is available for consultation and direct communications.
The chairs of the Audit, Compensation, Finance and Nominating & Governance Committees are, respectively, Ms. Kampling and Messrs. Walker, Story and McLoughlin. Each chair was selected because he or she is independent, has served as a member of the Board for a substantial number of years, and has expertise in areas related to the subject matter of the Committee he or she chairs. Committee chairs, as well as Committee members, are nominated by the Nominating & Governance Committee and appointed by the Board. The Executive Committee has no chair. Its ex officio members are the CEO and the chairs of the Audit, Compensation, Finance and Nominating & Governance Committees.
The Board conducts and discusses a self-evaluation of its performance each year. The Board also periodically reviews and modifies, as deemed appropriate, the process it uses to conduct its self-evaluation. The current process requires the Board to evaluate itself annually and outlines methods for obtaining feedback (including as to when an outside consultant will be used), full Board discussion and individual input to directors.

Board Oversight of Risk
The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the company with respect to its strategy, operations, financial reporting and legal compliance. Every six months, and more frequently if required, the Board reviews the company's strategy with management and the Finance Committee reviews a list of key risks affecting strategy, operations, reporting and compliance, the status of those risks, and how those risks are being managed.
Periodically throughout the year, the Committees to which the Board has delegated responsibility devote part of their regular meetings to the review and discussion of specific risk topics in greater detail, and each Committee reports on its activities to the full Board at each regular meeting of the Board. More specifically:

•
The Audit Committee oversees the company’s risk policies and processes relating to financial statements, financial reporting and legal compliance. As part of its risk oversight role, the Committee receives periodic reports from the company’s Director of Internal Audit and its General Counsel, receives an annual report on the status of the company’s Integrity Program from the chair of its Integrity Steering Committee, and receives periodic reports on any complaint reported under the Integrity Program concerning an accounting, internal accounting control or auditing matter.

•
The Compensation Committee oversees risks associated with the company’s management succession plan and compensation structure. It reviews the management succession plan annually, and periodically engages an independent compensation consultant to review and make recommendations concerning the structure of executive compensation. Each year, the Committee also reviews a report on compensation-related risk prepared by the company’s internal audit staff.

•
The Finance Committee reviews the company’s insurance and risk management programs, including programs designed to address financial risk such as the use of hedging and derivatives. The Committee also reviews the company’s policies regarding credit, liquidity and capital structure.

•
The Nominating & Governance Committee oversees risks related to the company’s governance structure. The Committee also receives an annual report on the Integrity Program from the chair of the company’s Integrity Steering Committee.

Board Meetings
The Board has regularly-scheduled quarterly meetings, each of which ends with the independent directors of the Board meeting in executive session, and special meetings. The Chairman of the Board presides at the regularly-scheduled Board meetings and special meetings, and the lead independent director presides at the executive sessions. In fiscal 2017, the Board held four regular meetings, four executive sessions of independent directors and no special meetings.
Meeting Attendance
Directors are expected to attend the annual meeting of shareholders and all regularly-scheduled Board and Committee meetings. All directors attended the October 2016 annual meeting of shareholders and at least 75% of all meetings of the Board and the Committee(s) on which he or she served during fiscal 2017.

Board Committees
The Board has established five Committees to assist it in fulfilling its responsibilities. Members of the Executive Committee are the CEO and the chairs of each of the four standing Committees. Members of the other Committees are nominated by the Nominating & Governance Committee and appointed by the Board.
Audit Committee
The Audit Committee is composed of Ms. Kampling (Chair) and Messrs. Jaehnert and Slipsager. Each member of the Committee has been determined by the Board to be independent under the rules of the SEC and the NYSE and to be an audit committee financial expert under SEC rules. The Committee held eight meetings during fiscal 2017.
The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s primary duties and responsibilities are to (1) monitor the integrity of the company’s financial statements and review with the independent accountants the audited financial statements and their report, (2) retain independent public accountants to audit the company’s books and accounts, (3) oversee the independence and performance of the company’s internal and external auditors, (4) review and approve non-audit services performed by the independent public accountants, (5) review the accountants’ recommendations on accounting policies and internal controls, (6) review internal accounting and auditing procedures, including internal controls, the company’s internal audit function and the monitoring of related party transactions, and (7) monitor the company’s compliance with legal and regulatory requirements, including compliance by and the grant of any waivers to directors, officers and employees with respect to the company’s code of business conduct and ethics. The Committee may delegate pre-approval authority concerning audit and non-audit services to the Chair of the Committee, which if exercised shall be reported to the Committee at its next scheduled meeting. The Committee conducts an evaluation of its performance annually.
Compensation Committee
The Compensation Committee is composed of Messrs. Walker (Chair), Hennion, Humphrey and Story. Each member of the Committee has been determined by the Board to be independent under the rules of the NYSE and the SEC. The Committee held six meetings during fiscal 2017.
The Compensation Committee (1) reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and sets the CEO’s compensation, (2) retains and oversees the work of compensation consultants, legal counsel and other advisors and annually assesses the independence of any compensation consultant, (3) reviews and sets the salaries of all other elected officers, (4) reviews and approves employment agreements with elected officers, (5) reviews and recommends to the Board the adoption or amendment of compensation and benefit plans and programs maintained for the executive officers and other key employees, (6) administers the company’s incentive compensation plans for senior executives, (7) periodically reviews the structure of executive compensation and makes recommendations to the Board as required to maintain the alignment of compensation with the company’s strategy and mitigate compensation-based risk, (8) reviews the company’s management succession plan, (9) reviews and recommends to the Board the compensation of directors, and (10) prepares an annual report on executive compensation for inclusion in the proxy statement. The Committee conducts an evaluation of its performance annually.

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. The Committee assessed the independence of Meridian during fiscal 2017 and does not believe that the work of Meridian has given rise to any conflict of interest under SEC or NYSE rules.
The Committee periodically reviews director compensation with its compensation consultant. The Committee makes recommendations to the Board based on data provided by its compensation consultant and recommendations from the consultant and the CEO. An explanation of the compensation provided to nonemployee directors is located below in “Director Compensation.”
Finance Committee
The Finance Committee is composed of Messrs. Story (Chair), Jaehnert and Walker and Ms. Kampling. Each member of the Committee has been determined by the Board to be independent under the rules of the NYSE. The Committee held four meetings during fiscal 2017.
The Finance Committee (1) reviews the capital structure of the company and its subsidiaries, and approves the establishment of direct subsidiaries, (2) reviews the company’s financial plan and treasury operations, (3) oversees the company’s usage of swap transactions, (4) reviews significant tax matters, (5) reviews the company’s annual operating plan and approves capital expense budgets, (6) oversees the company’s policies on dividends and share repurchases, (7) reviews the company’s insurance and risk management programs, (8) reviews the financial terms of investments, acquisitions and divestitures, and (9) monitors the financial condition of the company’s retirement plans and appoints members of plan committees. The Committee conducts an evaluation of its performance annually.
Nominating & Governance Committee
The Nominating & Governance Committee is composed of Messrs. McLoughlin (Chair), Hennion, Humphrey and Slipsager. Each member has been determined by the Board to be independent under the rules of the NYSE. The Committee held five meetings during fiscal 2017.
The Nominating & Governance Committee (1) proposes to the Board a slate of nominees for election by the shareholders at the annual meeting and recommends prospective director candidates in the event of the resignation, death or retirement of directors or change in Board composition requirements, (2) reviews candidates recommended by shareholders for election to the Board, (3) develops plans regarding the size and composition of both the Board and committees, (4) oversees the orientation program for new directors and periodically reviews and informs the Board concerning director education opportunities, (5) reviews and recommends guidelines and procedures to be used in evaluating the performance of the Board and individual directors, (6) identifies, reviews the qualifications of and recommends the individual to be designated as lead director, (7) administers the process for evaluating CEO performance and oversees the process for electing and evaluating officers, (8) periodically reviews the company’s directors and officers liability insurance, and (9) monitors and makes recommendations to the Board concerning corporate governance matters. The Committee conducts an evaluation of its performance annually.
Executive Committee
The Executive Committee is composed of Messrs. McLoughlin, Story, Walker and Teske and Ms. Kampling. The Committee is authorized to exercise the authority of the Board in the management of the business and the affairs of the company between meetings of the Board, except as provided in the Bylaws. The Committee held four meetings during fiscal 2017.
Communication with Directors
The Board has established a process for shareholders and other interested parties to communicate with the Board, its non-management directors as a group or its lead independent director. Such communications should be addressed to the Chief Financial Officer of the company, who will involve the Chief Executive Officer, the lead independent director and other Board members in accordance with the established protocol.
Stock Ownership Guidelines
Nonemployee directors are required to hold shares of the company’s common stock with a value equal to five times the annual cash retainer paid to the director. Directors whose holdings are below this amount satisfy the guidelines by deferring their annual stock grants until retirement from the Board of Directors. Compensation for serving as the lead director, a committee chair or a committee member is excluded. The guidelines also prohibit hedging and pledging transactions involving the company's stock. All directors comply with the guidelines.
DIRECTOR COMPENSATION
Each nonemployee director of the company receives an annual retainer of $180,000, of which $85,000 is paid in cash and $95,000 is paid in the company’s common stock. In addition, the lead independent director receives $25,000 in cash, the chair of the Audit Committee receives $15,000 in cash, the chairs of the Compensation, Finance and Nominating & Governance Committees each receive $10,000 in cash, and each member of the Audit Committee receives $5,000 in cash.
The compensation paid to directors is reviewed periodically (most recently in August 2017) based on a market analysis prepared by Meridian in which the company’s cash and equity compensation practices are assessed against those of the companies comprising the peer group described in the “Compensation Discussion and Analysis” below under the heading “Executive Compensation Program – Comparator Group,” excluding companies that are no longer public. The 2017 analysis indicated that the total average compensation paid to Briggs & Stratton directors in fiscal 2017 was positioned at the 18th percentile, 11% below the median of the peer group, with the mix of compensation between cash and stock generally consistent with the peer group. The compensation paid by the company to its lead director and Committee chairs other than the chair of the Compensation Committee were at the median. The compensation paid to the chair of the Compensation Committee was below the median. The Compensation Committee intends to further consider the 2017 market analysis and may recommend changes to nonemployee director compensation to the Board in order to ensure that the company is well-positioned to attract and retain qualified director candidates.
The stock and cash payable to directors is subject to the terms and conditions of the Deferred Compensation Plan for Directors, which provides for the following:

•	Cash compensation:

•	May be deferred at the election of the director into common share units.

•
Deferred amounts are distributed in cash or stock, at the election of the director, in a single lump sum or installments following separation from service or an earlier designated date, in accordance with the director’s deferral election.

•	Stock compensation:

•
If the director does not satisfy the stock ownership guidelines as of the November 30 preceding the grant date, the stock is automatically deferred and distributed following the director’s separation from service.

•	If the director satisfies the stock ownership guidelines as of the November 30 preceding the grant date, the stock is distributed one year after grant unless a deferral election is made.

•	Dividends are credited to the director’s account balances and converted into additional common share units or common stock, as applicable.
Nonemployee directors are provided with $150,000 of coverage under Briggs & Stratton’s Business Travel Accident Plan while on company business. Nonemployee directors are encouraged to use company products to enhance their understanding and appreciation of the company’s business. Each such director may purchase at retail up to $10,000 annually of company products and products powered by the company’s engines. The company reimburses directors for the purchase price of these products. The amount of the reimbursement is included in the director’s taxable income.
The following table shows the compensation paid by the company in fiscal 2017 to each nonemployee director.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($) (a)	($) (b)	($) (c)	($) (d)
J.R. Hennion	85,000	95,000	0	180,000
J.E. Humphrey	85,000	95,000	0	180,000
F.M. Jaehnert	90,000	95,000	0	185,000
P.L. Kampling	105,000	95,000	717	200,717
K.R. McLoughlin	95,000	95,000	0	190,000
H.C. Slipsager	90,000	95,000	0	185,000
C.I. Story	95,000	95,000	0	190,000
B.C. Walker	120,000	95,000	567	215,567
Column (a): In fiscal 2017, Ms. Kampling elected to defer $26,250 of cash compensation into common share units in accordance with the Deferred Compensation Plan for Directors.
Column (b): Each nonemployee director is granted common stock that is credited to the director’s account in the Deferred Compensation Plan for Directors, as described above. Directors held the following shares of common stock under the Plan at the end of fiscal 2017: Mr. Hennion 9,590 shares, Mr. Humphrey 29,251 shares, Mr. Jaehnert 13,997 shares, Ms. Kampling 30,481 shares, Mr. McLoughlin 32,983 shares, Mr. Slipsager 18,379 shares, Mr. Story 39,408 shares, and Mr. Walker 48,591 shares.
Column (c): Includes payments made to each director to reimburse the purchase of company products.

III.    EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors during fiscal 2017 consisted of the four directors listed below, each of whom was determined by the Board to be independent under the rules of the NYSE.
Management of the company prepared the following Compensation Discussion and Analysis (“CD&A”) for fiscal 2017. The Committee reviewed and discussed the CD&A with management and the Board of Directors.
Based on the review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.
Brian C. Walker, Chairman
Jeffrey R. Hennion
James E. Humphrey
Charles I. Story
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis that follows is intended to provide shareholders with an understanding of the objectives of the company’s compensation policies and practices applicable to the Chief Executive Officer and other executives named in the Summary Compensation Table (the “named executive officers”). In addition to Mr. Teske (the company’s Chief Executive Officer), the other named executive officers for fiscal 2017 are Mr. Schwertfeger (the company's Chief Financial Officer), Mr. Rodgers, Mr. Reitman and Ms. Buono.
Executive Summary
The principal objectives underlying the company’s compensation program for its named executive officers are to:

•	Attract and retain executives who perform at a high level and are important to the continued success of the company
•Link cash awards to achievement of the company’s annual and long range plans

•	Provide strong financial incentives for named executive officers to increase shareholder value over the long term at reasonable cost to the shareholders
To accomplish these objectives, the company has developed a program that combines traditional cash compensation with incentive-based and retention-focused elements. Components of the program include:

•	Annual salaries

•	Cash incentive awards

•	Long-term incentive awards

•	Retirement and deferred compensation plans

•	Employment and change of control agreements and benefits
In making its decisions, the Compensation Committee adheres to the belief that a significant portion of the named executive officers’ total compensation should be performance-based. Total compensation for this purpose includes the named executive officer’s base salary, annual target cash incentives and long-term incentives. In fiscal 2017, 42% of Mr. Teske’s total paid compensation was based on company-wide performance measures (versus a target of 63% if incentives paid out at target). The percentages for the other named executive officers were: Mr. Schwertfeger 27%, Mr. Rodgers 38%, Mr. Reitman 35% and Ms. Buono 16%, versus targets of 47%, 48%, 43% and 43%, respectively.
The company also recognizes that its compensation package must be in line with “market.” For that reason, the company benchmarks target total compensation for the named executive officers against the compensation practices of a comparator group of companies that generally reflects the industrial and consumer segments with which the company competes for executive talent.
Company Performance
It is important to understand the performance of the company and of the named executive officers during fiscal 2017 in order to assess the appropriateness and effectiveness of the company’s fiscal 2017 compensation program.

•
The company’s fiscal 2017 financial results reflected continued growth of Ferris® commercial mowers, Vanguard™ commercial engines and Allmand® commercial job site equipment. That growth was tempered by unfavorable weather and unexpected market conditions that negatively impacted residential sales.

•	Fiscal 2017 net sales were $1.79 billion, a decrease of 1.3% from the prior year. However, commercial sales increased 7% over fiscal 2016, accounting for $434 million of total company revenue.

•	The company’s net income in fiscal 2017 was $56.7 million as compared to net income of $26.6 million and adjusted net income, a non-GAAP financial measure, of $55.0 million in fiscal 2016.

•
Engines segment net sales of $1.1 billion decreased by $44 million (or 3.9%) as compared to fiscal 2016 primarily due to lower shipments of engines in North America resulting from channel partners changing their merchandising and inventory stocking strategies. Higher Vanguard™ commercial engine sales partially offset the decrease. Gross profit percentage increased 170 basis points despite lower production of 5% year over year due to manufacturing efficiency improvements and favorable sales mix.

•
Products segment net sales of $778.4 million increased by $6.2 million (or 0.8%) as compared to fiscal 2016 primarily due to higher sales of commercial lawn & garden products, job site equipment and generators, including a modest sales lift of generators following Hurricane Matthew. Gross profit percentage increased 120 basis points year over year due to favorable sales mix, which included higher sales of commercial products.

•	Despite a somewhat challenging environment, the company made substantial progress in executing its strategy of diversifying its business into higher growth, higher return product categories:

•
Several new products were launched, including the Oil Guard System by Vanguard™, an industry first innovation that continuously exchanges oil between the engine and a larger remote oil reservoir to extend oil change maintenance intervals to 500 hours (5x longer than the current interval), the Q6500 Quiet Power™ Series inverter generator, a new line of 80kW to 200kW light commercial and larger residential standby generators, and a new line of towable generators and air compressors.

•
The company-wide gross profit margin of 21.5% represented an increase from the 20.0% gross profit margin last year due to manufacturing efficiency improvements and favorable sales mix, including a higher proportion of commercial sales and higher margins on new products.

•
The company laid the groundwork for its business optimization program, announced in August 2017, which is designed to drive efficiencies and expand capacity in commercial engines and cutting equipment. The program includes expanding production of Vanguard™ commercial engines into existing company plants in Georgia and Alabama and expanding Ferris® commercial mower production capacity in a new, modern facility located close to the company’s existing operations in New York.

•
The company generated cash from operations of $90 million and returned $43.8 million to shareholders by paying $24.1 million in dividends and repurchasing $19.7 million of common stock under the company’s share repurchase program. The company also invested $83 million to fund important initiatives, including a project to upgrade the company's ERP system.

•
Briggs Value Added (“BVA”), the company’s measurement tool that drives annual cash incentive compensation, was $41.8 million for fiscal 2017, an increase from $35.8 million in fiscal 2016, resulting in annual incentives paid at 45% of target. BVA is operating income of the company, or a division or plant where applicable, less a capital charge.

•
Cumulative operating income over the three-year performance period consisting of fiscal years 2015, 2016 and 2017 equaled $246.9 million, resulting in no payout under the performance share units ("PSUs") granted in fiscal 2015.

The adjusted net income measure used in the preceding paragraph is a financial measure that is not based on Generally Accepted Accounting Principles (“GAAP”), which the company uses to prepare its financial statements. The company believes that the use of this measure when comparing the company’s financial performance for fiscal 2017 to fiscal 2016 aids investors in understanding the magnitude of the change in earnings between fiscal years due to recurring operations. The inclusion of a non-GAAP financial measure is intended to supplement, not replace, the presentation of financial results in accordance with GAAP. The following table reconciles the GAAP measure of net income to the non-GAAP measure of adjusted net income.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(In Millions)

	2017	2016
Net Income	$56.7	$26.6
Tax effected charges to reported net income:
Restructuring Charges	-	6.6
Acquisition-Related Charges	-	0.2
Goodwill Impairment Charge	-	7.7
Trade Name Impairment Charge	-	1.8
Litigation Charges	-	1.8
Pension Settlement Charges	-	13.1
Gain on Sale of Investment in Marketable Securities	-	(2.8)
Adjusted Net Income	$56.7	$55.0
Executive Performance
Executive performance highlights during fiscal 2017 included the following:
Mr. Teske drove the company’s continued focus on product innovation and diversification in furtherance of the company’s strategy to improve profitability in the Engines Group, grow margins, and diversify. Through his leadership, the company increased commercial sales by 7% over the prior year, increased company-wide net income and gross profit margin, and made several key investments and commitments aimed at driving efficiencies and expanding commercial engine and commercial cutting capacity.
Mr. Schwertfeger effectively managed the company’s disciplined and balanced capital strategy focused on investing in the business, investing to accelerate the company’s strategy and returning cash to shareholders in the form of dividends and share repurchases. He also oversaw the ongoing upgrade to the company’s ERP system and was a key participant in several business case analyses that led to the company’s business optimization projects and other strategic initiatives.
Mr. Rodgers led the Engines Group's continuing innovation efforts, which resulted in, among other developments, the industry first Oil Guard System by Vanguard™.  He also drove continued market penetration into higher margin commercial engine applications and led several efficiency programs that helped improve gross profit margins.
Mr. Reitman oversaw the company’s “Internet of Things” strategy and further developed the company’s relationship with Power Distributors, LLC, a national distributor of the company’s and others’ service parts in which the company maintains a minority ownership interest ("PD").  He also spearheaded the opening of the company’s new, modernized distribution center in Europe.
Ms. Buono oversaw an increased focus on the company’s Integrity Program, including a re-write of the company’s Integrity Manual and enhancements of this program and the Company’s compliance program globally.  She continued to support the Board of Directors in her role as Secretary and to coordinate the legal services required to support the initiatives and activities of the company.

Executive Compensation Program
At the 2016 annual meeting, shareholders approved the advisory vote on executive compensation. Of the votes cast, over 95% approved the compensation awarded to the named executive officers. The Compensation Committee believes the support for the say-on-pay vote affirmed its philosophy and approach to executive compensation, which it continued when administrating the company’s compensation programs and making related decisions for fiscal 2017.
Comparator Group
In the course of carrying out its duties, the Compensation Committee reviews a market analysis of executive officer compensation prepared by Meridian every other year that compares the company’s compensation practices to those of selected peer companies, as well as market trend updates periodically provided by Meridian. The comparator group referenced by the Compensation Committee for its fiscal 2017 compensation decisions was composed of the following companies:

Andersen Corporation
A.O. Smith Corporation
Armstrong World Industries, Inc.
Brady Corporation
Chart Industries, Inc.
Donaldson Company, Inc.
Fortune Brands Home & Security Inc.
Harley-Davidson, Inc.
Herman Miller, Inc.
IDEX Corporation
ITT Corporation
John Bean Technologies Corporation
Johns Manville Corporation
Joy Global Inc.

Lennox International Inc.
Martin Marietta Materials, Inc.
Mueller Water Products, Inc.
Nordson Corporation
Pella Corporation
Polaris Industries Inc.
Simpson Manufacturing Co., Inc.
Snap-on Incorporated
SPX Corporation
The Timken Company
USG Corporation
Valmont Industries, Inc.
Vulcan Materials Company
Woodward Inc.

These companies represent firms that are geographically proximate and/or industrial in nature and with which the company believes it competes for executive talent. Annual revenues of the companies within the comparator group at the time it was compiled in August 2016 ranged from $817 million to $6 billion, with median revenues of $2.5 billion. The Committee periodically reviews the composition of the comparator group and will modify it as appropriate based on organizational or business changes at those companies. The Committee evaluates the company’s executive officer compensation levels with reference to the 50th percentile of the comparator group (“market”). In general, it considers an executive officer’s total cash compensation (i.e., base salary plus target annual incentive) within 10% of the 50th percentile to be at market and long-term incentive compensation within 15% of the 50th percentile to be at market.
Annual Salaries
The Compensation Committee determines executive salaries based on the value of the job and the amount required to attract and retain key executives. The Committee generally targets annual salaries for company officers slightly above the 50th percentile of the comparator group, with individual salaries based on the level of responsibility and individual performance. The Committee reviews salaries at the beginning of each fiscal year and normally sets revised salaries effective September 1.

After reviewing and considering the results of Meridian’s August 2016 market analysis and evaluating the individual performance of each of the named executive officers, the Compensation Committee set annual salaries for the named executive officers effective September 1, 2016 as follows: Mr. Teske’s annual salary was maintained at $935,000; Mr. Schwertfeger’s annual salary, which was 27% below market due to his short tenure as Senior Vice President and Chief Financial Officer, was increased by 15.4% to $375,000; and the salaries for Messrs. Rodgers, Reitman and Ms. Buono were increased by 1.9%, 1.7% and 1.5%, respectively, to $468,000, $393,000 and $410,000. As a result of these adjustments, the salaries of Mr. Teske and Ms. Buono remained within 10% of the 50th percentile of the comparator group; the salary of Mr. Schwertfeger moved closer to the 50th percentile but still fell 16% short; and the salaries of Messrs. Rodgers and Reitman remained in excess of the 75th percentile (a reflection of the market salary of his prior position as CFO in the case of Mr. Rodgers and of tenure with the company and scope of responsibilities in the case of Mr. Reitman).
Cash Incentive Awards
The goal of the company’s Annual Incentive Plan (the “AIP”) is to further connect the named executive officers’ decision-making and rewards with the company’s objectives and strategic initiatives by:

•	Providing above-market award opportunities for superior performance

•	Placing a greater emphasis on combined company-wide, group and business unit results

•	Providing a consistent emphasis on performance throughout the company

•	Recognizing as appropriate individual and non-financial factors that contribute to success

•	Emphasizing teamwork and collaboration across all businesses and functions
To achieve these objectives, target annual cash incentive awards are tied to results that consist of financial and, in some cases, individual performance metrics. The financial metric, referred to as “Briggs Value Added” or “BVA,” measures operating income minus a capital charge on a company-wide, division and plant basis:

•
The operating income component of the BVA calculation equals income from operations as reported on the company’s financial statements for the plan year, adjusted for restructuring charges, joint venture income and material non-recurring items approved by the Compensation Committee.

•	The capital component of the BVA calculation is based on the capital employed in the company’s businesses multiplied by a cost of capital rate approved by the Compensation Committee.
Each named executive officer’s opportunity for an annual cash incentive award is based on the named executive officer’s position, comparator group data and annual salary. Actual annual cash incentive awards can range from 0% to 200% of the named executive officer’s target award, determined by the “performance factor” associated with the level of BVA achieved. There are two caps on each cash award. As noted, one cap limits each cash award to 200% of the named executive officer’s target award. A second cap, stated in the 2014 Omnibus Incentive Plan, is $3.5 million. Once the cash awards are calculated and approved by the Compensation Committee, they are paid to the named executive officers in August.
Target cash incentive awards for the named executive officers were tied solely to company-wide BVA in fiscal 2017 and were intended to be comparable to opportunities customarily provided by other companies to executives having similar responsibilities. In furtherance of the Compensation Committee's continued commitment to ensuring that a significant portion of Mr. Teske's overall compensation is performance based, the target cash incentive award for Mr. Teske as CEO was 110% of his annual salary, which was equal to his fiscal 2016 target and slightly above the 50th percentile of the comparator group of companies. Target cash incentive awards remained at 60% of annual salary for the other executives named in the Summary Compensation Table, other than Ms. Buono, whose target cash incentive award was increased from 40% to 45% of her annual salary in order to move her closer to the 50th percentile. These targets resulted in Messrs. Schwertfeger and Rodgers remaining below the 50th percentile of the comparator group and in Mr. Reitman being slightly above the 75th percentile.
In August 2016, the Committee established a company-wide fiscal 2017 BVA target of $52.9 million for purposes of the AIP, which was assigned a performance factor of 1.0 and would have resulted in a payout equal to 100% of each named executive officer’s target award. Company-wide BVA had to be greater than $32.9 million in fiscal 2017 in order for there to be a performance factor greater than zero (i.e., the threshold level). The fiscal 2017 BVA target was $7.6 million greater than the fiscal 2016 BVA target of $45.3 million and $17.1 million more than actual fiscal 2016 BVA of $35.8 million. The maximum company-wide BVA on which cash awards could have been paid in fiscal 2017 was $72.9 million, which was assigned a performance factor of 2.0 (i.e., a payout equal to 200% of the named executive officer’s target) and was considered a significant stretch.
The company’s actual BVA for fiscal 2017 was $41.8 million, producing a company performance factor of 0.45 under the AIP. The Committee made no discretionary adjustments to the company’s financial results for purposes of the fiscal 2017 BVA calculation. Cash incentive awards actually paid to the named executive officers for fiscal 2017 performance based on this calculation were as follows: Mr. Teske $462,825, Mr. Schwertfeger $99,000, Mr. Rodgers $125,972, Mr. Reitman $105,806 and Ms. Buono $82,822.
Long-Term Incentive Awards
The goal of the company’s long-term incentive ("LTI") compensation program is to align the most substantial component of executive compensation to the creation of long-term shareholder value and the drivers of that value. In addition, the program is designed to retain key executive talent in a cyclical and competitive industry segment and to appropriately compensate company executives based on market compensation levels. The company is seeking shareholder approval of the 2017 Omnibus Incentive Plan at the annual meeting to continue to offer these incentives. To achieve these goals in fiscal 2017, each named executive officer received stock options, a restricted stock (or restricted stock unit (“RSU”)) award and a performance unit award (“PUA”).
Stock option awards are intended to encourage a high performance focus and alignment of the named executive officers with the company’s shareholders since value is only realized if the stock price increases. A secondary benefit of stock options is that unvested options are generally forfeited if the named executive officer leaves the company. The purpose of restricted stock/RSU awards is also to strengthen the alignment of executives with shareholders, motivate shareholder value creation and preserve the value of the company. Similar to stock options, should the executive terminate his or her employment prior to the vesting of the restricted shares/RSUs, the award is generally forfeited, which provides a long-term retention benefit to the company. PUAs represent at-risk compensation that rewards the named executive officers for superior performance relative to target. The goal of PUAs is to incentivize the named executive officers to make decisions that improve operating income over a longer period of time, providing strong alignment with shareholders and promoting retention because unvested awards are generally forfeited if an executive terminates his or her employment.
The Compensation Committee's goal is to set the aggregate target value of each named executive officer’s LTI award at approximately the 50th percentile of market for comparable positions.

However, the Committee also considers other factors when setting the aggregate target value for the CEO, such as the CEO’s experience and performance, and for the other named executive officers, recommendations by the CEO. The Committee slightly increased Mr. Teske's aggregate LTI award target value in fiscal 2017 to place him at the 50th percentile. It raised Mr. Schwertfeger's aggregate target by 29% to move him closer to the 50th percentile. Mr. Schwertfeger's prior year target was 48% below market and the fiscal 2017 increase moved him up 15 basis points. The aggregate target value was slightly decreased in the case of Mr. Rodgers and was slightly increased in the case of Mr. Reitman, in each case in recognition of the fact that they already exceeded the 50th percentile by 36% and 41%, respectively, due to tenure and the LTI award targets of their prior positions. The Committee increased the aggregate target value for Ms. Buono, resulting in Ms. Buono being closer to the 50th percentile.
To derive the numbers of restricted shares/RSUs, stock options and PUAs each named executive officer received in fiscal 2017, the Compensation Committee apportioned the overall LTI target value for each named executive officer among the three types of incentives based in part on market data concerning the mix of LTI incentives provided by the companies in the comparator group. For the LTI award made in fiscal 2017 to Mr. Teske, 40% of the value was stock options, 30% was restricted stock and 30% was PUAs. For the LTI awards made to the other named executive officers, 40% of the value was restricted stock/RSUs, 30% was stock options and 30% was PUAs. The Committee believed this mix of LTI awards would encourage performance and alignment with the interests of shareholders, as awards are based on both absolute stock price growth and the achievement of operating results. Mr. Teske’s LTI award was more heavily weighted toward a combination of stock options and PUAs to amplify his value creation incentives.
The table below summarizes the total grant date value of the named executive officers’ fiscal 2017 awards and the apportionment among stock options, restricted stock (or RSUs) and PUAs, which the Committee approved in August 2016.
LONG-TERM INCENTIVE AWARDS IN FISCAL 2017
(In Thousands)

Name	Total Grant Date Value	Stock Options	Restricted/Deferred Stock	PUAs
T.J. Teske	$2,700	$1,080	$810	$810
M.A. Schwertfeger	450	135	180	135
D.J. Rodgers	630	189	252	189
W.H. Reitman	280	84	112	84
K.M. Buono	425	128	170	128
In addition to the awards included in the table, Mr. Reitman received a grant of RSUs (valued at $31,023) in August 2016 in accordance with his expatriate agreement.
Stock Options. The number of stock options awarded to each named executive officer in fiscal 2017 was determined by dividing (i) the portion of the aggregate target value of the named executive officer’s LTI award allocated to stock options by the (ii) Black-Scholes value of an option on a share of the company’s common stock based on the closing share price of the company’s stock on the grant date. Each stock option had an exercise price of $19.15, which was equal to the fair market value of the company’s stock on the grant date calculated as the reported closing sales price on the NYSE on such date. The options generally vest on the third anniversary of their grant date and expire on the tenth anniversary of their grant date. However, the Committee may accelerate vesting in the case of death, disability, retirement or a change in control.

Restricted Stock/RSUs. The aggregate number of shares of restricted stock/RSUs awarded to each named executive officer in fiscal 2017 was determined by dividing (i) the portion of the aggregate target value of the named executive officer’s LTI award allocated to restricted stock/RSUs by (ii) the closing share price of the company’s stock on the date of grant. Such awards vest three years after the date of grant, except that the vesting date may be accelerated in the case of death, disability, retirement or a change in control. If a named executive resigns his or her employment prior to the earlier of retirement eligibility or the vesting date, the restricted stock/RSU is forfeited unless forfeiture is waived by the Committee. Cash dividends are paid on restricted stock during the vesting period and holders of RSUs are credited with additional RSUs in lieu of cash dividends.
PUA Grants. The target number of PUAs awarded to each named executive officer in fiscal 2017 equals the dollar value of the portion of the executive's aggregate target LTI award that is allocated to PUAs divided by $1. The fiscal 2017 grants of PUAs are subject to the attainment of performance goals related to the company’s operating income over a three-year performance period. The final number of earned PUAs can range from 0% to 200% of the target depending on actual performance against the pre-set operating income goals.
To achieve a payout at threshold (25% of target), the PUAs granted in fiscal 2017 require operating income over the three-year performance period to be at least $304.4 million. Operating income of $348.1 million over the three-year performance period would achieve a 100% payout and a payout at 200% of target would be achieved if the three-year operating income is equal to or greater than $381.8 million (which the Committee considered to be a significant stretch). Straight line interpolation is used to arrive at the payout percentage if the three-year operating income does not fall squarely at one of the three amounts. Generally, earned PUAs vest upon the Compensation Committee's certification as to the company's achievement of the pre-set performance goals, provided the Compensation Committee has the discretion to accelerate vesting in the event of death, disability, retirement, a change in control or achievement of the performance goals. PUAs are paid in cash at a rate of $1 for each PUA that is earned.
Performance Share Units. Prior to fiscal 2017, the Compensation Committee awarded PSUs instead of PUAs. Like PUAs, the target number of PSUs awarded to each named executive officer was based on the portion of the aggregate target value of each named executive officer’s LTI award and was determined by dividing that amount by the closing share price of the company’s stock on the date of grant. All prior grants of PSUs are subject to the attainment of performance goals related to the company’s operating income over a three-year performance period. The final number of earned PSUs can range from 0% to 200% of the target depending on actual performance against the pre-set operating income goals. Dividends declared during the performance period are credited to the participants as additional PSUs subject to the same conditions as the underlying PSU award. Generally, the number of earned PSUs vest upon the Compensation Committee’s certification of the company’s performance relative to the pre-set performance goals. However, the Compensation Committee has the discretion to accelerate vesting in the case of death, disability, retirement, a change in control or achievement of the performance goals.
In August 2017, the company adjusted its period-to-date financial results, as permitted, for purposes of its fiscal 2015 and fiscal 2016 PSUs to reflect an unanticipated event that was not taken into account when the PSU targets were established. The adjustment had the effect of including in operating income a portion of equity in earnings ($1.9 million) from the company’s investment in PD, which resulted from the company’s loss of margin due to the shift from a dealer-direct model to a distributor model following the company’s contribution of certain distribution rights to PD.
Vesting of the PSUs granted in fiscal 2015 was based on cumulative operating income performance over fiscal years 2015, 2016 and 2017. Target performance under the PSUs was set at

$306.6 million in cumulative operating income. To achieve a payout at threshold (25% of target), cumulative operating income of at least $268.1 million was required, and cumulative operating income of $336.2 million or more was required for a payout at maximum (200% of target). In August 2017, the Compensation Committee evaluated performance on the PSUs; because cumulative operating income for the three-year performance period was $246.9 million, no payouts were made under the fiscal 2015 PSUs.
See the Outstanding Equity Awards at 2017 Fiscal Year-End table for information regarding performance as of the end of fiscal 2017 of the PSUs granted in fiscal 2016.
Retirement and Deferred Compensation Plans
Named executive officers participate in two retirement plans (a defined benefit pension plan in which benefits were frozen as of the end of 2013 and a supplemental executive retirement plan), two deferred compensation plans (a tax-qualified 401(k) plan and a supplemental defined contribution plan), and an executive life insurance program. The supplemental plans and life insurance program provide enhanced benefits that are considered necessary to retain named executive officers and maintain aggregate compensation at competitive levels. The principal terms of these plans and program are described below.
Retirement Plans. The company has a defined benefit retirement plan covering officers and certain other employees under which benefits were frozen effective December 31, 2013. Non-bargaining unit employees located in Wisconsin and other regional plant locations receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee’s average of the highest five years of compensation in the last 10 calendar years of service prior to retirement multiplied by the number of years of credited service. Compensation taken into account in determining a pension includes salaries and cash awards. The amount of a pension is offset by 50% of Social Security payments. The Social Security offset is prorated if years of credited service are less than 30. Benefits under the plan were frozen on December 31, 2013.
Company officers also participate in an unfunded plan that supplements benefits under the retirement plan. The supplemental plan provides officers with an additional 0.5% of compensation per year of credited service over that presently payable under the retirement plan. In no event will a pension paid under the above-described plans exceed 70% of the employee’s average monthly compensation as calculated in determining pension benefits. A trust has been established for deposit of the aggregate present value of the benefits provided to officers under the supplemental retirement plan upon a change in control of the company.
Though the Summary Compensation Table reflects significant decreases in the value of pension benefits for the participating named executive officers, those decreases did not result from any plan or benefit change. Rather, the present value of each named executive officer’s accumulated benefit decreased predominantly due to rising interest rates which increased the discount rate from 3.75% to 4.00%.
Supplemental Defined Contribution Plan. Officers and key employees are eligible to participate in a nonqualified defined contribution plan that supplements the company’s 401(k) plan. In the 401(k) plan, a participant may defer up to 75% of his or her salary and cash award, subject to Internal Revenue Service limits. The employer matching contribution for such deferrals is 100% of the participant’s first 2% of contributions and 50% of the participant’s next 4% of contributions. Under the supplemental defined contribution plan, the company matching contribution is 50% of the participant’s deferrals or 4% of compensation, whichever is less.

The supplemental plan provides for automatic company contributions on behalf of newly-elected officers in the retirement plans. These company contributions are (i) an annual contribution of 3% of the participant’s salary and cash award and (ii) an annual contribution that increases over 20 years from 3% of the participant’s salary and cash award to 8% of the participant’s salary and cash award. The Board of Directors may also authorize a discretionary lump sum company contribution to the account of a participant.
The same investment elections are available with respect to account balances in the supplemental defined contribution plan as are available in the company’s 401(k) plan. Distributions are made in a single lump sum or 10 annual installments beginning on the later of a participant’s retirement or age 62.
A trust has been established to fund the company’s liabilities to participants in the supplemental defined contribution plan. The assets of this trust as well as the separate trust for the supplemental retirement plan are subject to claims of the creditors of the company.
Employment and Change of Control Agreements and Other Benefits
Employment Agreements. Each named executive officer has a two-year employment agreement with the company. The agreement automatically extends for an additional year each January 1 unless either party gives a 30-day notice that the agreement will not be renewed.
Under each employment agreement, the covered named executive officer agrees to perform the duties that may be assigned by the company from time to time. The named executive officer also agrees for a period of two years following termination of employment for any reason to keep company information confidential, not to compete with the company and not to solicit the company’s employees for employment. The company agrees to pay the named executive officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees in comparable positions. In the event of a termination other than for cause, the officer’s salary and certain fringe benefits (but not cash awards or long-term incentive compensation) are continued for the remaining term of the agreement.
Change of Control Agreements. Each named executive officer has a change of control agreement with the company. The agreement becomes effective upon a defined change of control of Briggs & Stratton or if the officer’s employment is terminated upon or in anticipation of such a change of control, and automatically supersedes any existing employment agreement. A change of control is defined to mean the acquisition of 20% or more of the company’s voting securities by any person in certain circumstances, replacement of a majority of the directors of the company in certain circumstances, shareholder approval and consummation of certain mergers, or a liquidation or sale of the company’s assets.
The purpose of the change of control agreements is to ensure that in contemplating a potential change in ownership of the company the named executive officers are focused on the best interests of shareholders and not the potential impact on their employment. If during the employment term (three years from the change of control) the officer is terminated other than for cause or if the officer voluntarily terminates his or her employment for good reason or during a 30-day window period one year after a change of control, the officer is entitled to specified severance benefits. These benefits consist of:

(1)	a lump sum equal to the officer’s accrued salary and cash award for the current year, plus three times the officer’s current annual salary and highest annual cash award (which is the greater of the most recent annual cash award received by the officer and the average of the top three cash awards received by the officer over the past five years),

(2)	the present value of a three-year enhancement of service under the retirement plan and supplemental executive retirement plan,

(3)
continuation of benefits for three years after termination of employment under the company’s 401(k) plan, supplemental defined contribution and welfare benefit plans, including without limitation medical, prescription, dental, disability, salary continuance, employee life, group health, accidental death and travel insurance,

(4)	outplacement services selected by the officer,

(5)	any benefits the officer is eligible to receive under any other plan, program, policy, practice or contract of the company,

(6)	a “gross-up” payment that will reimburse the officer for any amounts paid under federal excise taxes, and

(7)
immediate vesting of all outstanding stock options, restricted stock, RSUs and deferred stock pursuant to the company’s incentive compensation plans; PUAs and PSUs will be paid out pro rata as if the target was achieved.

Change of control agreements executed after October 14, 2009 are different from these agreements in three respects:

(1)
The agreements no longer have a provision that permits an officer to receive severance benefits if he or she voluntarily terminates employment during a 30-day window period one year after a change of control.

(2)
The agreements require that a named executive officer who intends to terminate his or her employment for good reason must provide the company with a written explanation and allow the company 30 days to address the situation.

(3)
The agreements provide that the company will reduce the lump sum payment that would be made to an officer to a level that does not invoke the federal excise tax imposed by Section 4999 of the Internal Revenue Code.

With the exception of Mr. Schwertfeger and Ms. Buono, who entered into change of control agreements in 2014 and 2015, respectively, change of control agreements with the officers named in the Summary Compensation Table were executed prior to October 2009.
Expatriate Agreement with Mr. Reitman. In September 2013, the company entered into an Expatriate Agreement with Mr. Reitman related to his expatriate assignment in Freienbach, Switzerland, which concluded as of May 31, 2016. Though his expatriate assignment has ended, Mr. Reitman received the final RSU grant pursuant to the agreement in fiscal 2017 and continues to be entitled to tax neutralization payments and reimbursement of his tax preparation expenses in relation to assignment-related tax exposures.
Executive Life Insurance Program. The company provides a death benefit to its named executive officers. The amount of the benefit during employment is two times annual salary, and the amount after retirement, for named executive officers elected before 2010, is $400,000. This coverage is consistent with the level of coverage provided by other companies that offer this benefit. The annual cost to the company for providing the benefit to eligible named executive officers was approximately $40,000. The company will recover this cost from the cash value of the policy on a covered executive when he retires or dies. The benefit is not being provided to new executives hired since 2010, and the amount of the benefit for current executives will not be increased.
Other Benefits. Each elected officer of the company may be reimbursed up to $5,000 annually for expenses incurred for personal financial consulting, estate planning and tax preparation.
Other Aspects of the Executive Compensation Program
Clawback Policy. The company’s incentive awards are subject to clawback rights. Cash and equity awards can be recovered by the company for any plan year in which negligence or misconduct results in a material restatement of the financial statements included in the company’s annual report that is filed with the SEC within three years after payment of the award (and as to any subsequent plan year in which any such award was materially affected by the restatement). Gains on stock options can be recovered by the company if such gains are attributable to options that were exercised within 12 months after any such material restatement.
Tax Policy. The company’s compensation plans are designed generally to ensure tax deductibility of the compensation paid under the plans. This includes compliance with Section 162(m) of the Internal Revenue Code, which limits the company’s tax deduction for a named executive officer’s compensation to $1 million unless certain conditions are met. The Compensation Committee believes, however, that shareholders’ interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses. For fiscal 2017, the company believes all compensation provided to all named executive officers was tax deductible to the company. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), there is no certainty that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will be deductible.
For purposes of qualifying awards of restricted stock (including RSUs) as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee annually establishes a stock pool with respect to each fiscal year. The number of shares in the pool is determined by dividing (i) 10% of the company’s adjusted operating income for the previously completed fiscal year by (ii) the fair market value of company stock on the award date determined by the Committee, rounded up or down to the nearest 10 shares. The maximum portion of the stock pool that could have been allocated to a named executive officer in fiscal 2017 (out of the pool created in August 2015 with reference to fiscal 2016 operating income) in order to preserve the deductibility of such awards under Section 162(m) was 50% for the CEO and a percentage for each of the other named executive officers equal to their proportionate share of the remaining 50% of the pool.
Stock Ownership Guidelines
The CEO is required to hold five times his annual salary in company stock, senior vice presidents are required to hold three times their annual salary in company stock and other elected officers are required to hold two times their annual salary in company stock. The guidelines also prohibit hedging and pledging transactions involving the company’s stock. Stock retention requirements apply to any officer who does not yet hold the requisite amount of stock. A copy of the stock ownership guidelines is available in the Investor Relations section of the company’s website. All executives named in the

Summary Compensation Table who were executive officers of the company as of June 30, 2017 are in compliance with the guidelines.
Compensation-Related Risk
The company’s internal audit staff conducts an annual assessment of the company’s compensation plans and practices with respect to risk and reviews the assessment with the Compensation Committee. The last such assessment and review occurred in August 2017. The assessment concluded that the company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the company. The reasons for concluding that the company’s compensation plans and practices do not create material risk for the company include that the company (i) sufficiently monitors the appropriateness of the compensation and benefit plans that are available to company employees, (ii) leverages the expertise of third party service providers where necessary to ensure that the company’s compensation and deferred compensation programs are appropriate when compared to market, and (iii) implements risk mitigation mechanisms such as a combination of short-term and long-term incentives, stock ownership guidelines, clawback provisions, bi-annual market benchmarking, limitations on delegated authority, and administration of awards to officers and key managers by independent directors serving as members of the Compensation Committee.

COMPENSATION TABLES
The following table shows salaries, bonuses, incentive awards, changes in the value of retirement benefits, and other compensation relating to the fiscal years presented for the named executive officers.
SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value &
							Nonqualified
Name &						Non-equity	Deferred
Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)	($) (j)
T.J. Teske Chairman, Pres. & CEO	2017	935,000	—	810,045	1,080,000	462,825	(301,000)	239,687	3,226,557
	2016	930,167	—	1,607,920	1,071,992	675,301	1,365,000	277,563	5,927,943
	2015	901,667	—	1,559,894	1,040,016	922,405	566,000	284,354	5,274,336

M.A. Schwertfeger Sr. Vice Pres. & CFO	2017	366,667	—	180,010	135,014	99,000	—	59,695	840,386
	2016	311,667	—	245,168	105,016	123,420	—	66,965	852,235

D.J. Rodgers Sr. Vice Pres. & Pres. – Engines Group	2017	466,563	—	252,014	189,005	125,972	(31,000)	98,633	1,101,187
	2016	457,150	—	451,929	193,700	181,031	200,000	100,156	1,583,967
	2015	443,333	—	368,936	246,012	247,380	65,000	88,622	1,459,283

W.H. Reitman Sr. Vice Pres. & Pres. – Global Support	2017	391,875	—	142,668	83,712	105,806	(44,000)	171,098	851,159
	2016	384,375	—	247,302	83,440	178,943	576,000	272,300	1,742,360
	2015	373,000	—	158,939	105,994	208,134	261,000	233,048	1,340,115

K.M. Buono Vice President, General Counsel & Secretary	2017	409,000	—	170,052	127,488	82,822	—	64,286	853,648
	2016	402,000	—	293,923	125,996	106,128	—	70,143	998,190

Column (b): Mr. Schwertfeger has been employed by the Company since 2008 but was a named executive officer for the first time in fiscal 2016. Ms. Buono has been employed by the Company since 2015 but was also a named executive officer for the first time in fiscal 2016. In accordance with SEC rules and related guidance, information for fiscal year 2015 is not required to be presented for Mr. Schwertfeger or Ms. Buono.
Column (c): All officers except Mr. Teske received a base salary increase for fiscal 2017. As discussed in the Nonqualified Deferred Compensation for Fiscal Year 2017 table below, the named executive officers may defer a portion of their base salary in accordance with the company's deferred compensation plan.

Column (e): Stock awards made in fiscal years 2015 and 2016 included restricted stock (or RSUs) and PSUs. Stock awards made in fiscal 2017 included restricted stock (or RSUs). Restricted stock (or RSUs) are valued at the grant date value of the award. PSUs granted in fiscal 2015 and fiscal 2016 are valued using the fair market value of the company’s common stock on the date of grant, as more fully discussed in Note 14 of the Notes to the Consolidated Financial Statements of the company’s Form 10-K. The value of the PSU awards at the fiscal 2016 and fiscal 2015 grant dates, respectively, assuming the highest level of performance is achieved, would be $1,607,920 and $1,559,877 for Mr. Teske, $387,254 and $369,068 for Mr. Rodgers, and $166,762 and $158,925 for Mr. Reitman. The value of the PSUs at the fiscal 2016 grant date, assuming the highest level of performance is achieved, would be $210,144 and $251,934, respectively, for Mr. Schwertfeger and Ms. Buono. As discussed in the CD&A, the fiscal 2015 PSUs did not pay out and PUAs instead of PSUs were granted in fiscal 2017.
Column (f): The reported amounts are the grant date values of the awards. For the stock option grants made in August 2016, the assumptions made in determining the Black-Scholes value included an exercise price and fair market value of $19.15 per share, an expected life of 5.5 years, an interest rate of 1.21%, a daily stock price volatility of 29.33%, and an expected dividend yield of 2.92%. Assumptions used in valuing fiscal 2016 and fiscal 2015 stock options are stated in Note 14 of the Notes to the Consolidated Financial Statements of the company’s Form 10-K.
Column (g): The reported amounts include cash incentive awards actually paid to the named executive officers for performance in the indicated fiscal year. As discussed in the Nonqualified Deferred Compensation for Fiscal Year 2017 table below, the named executive officers may defer a portion of their annual cash incentive award in accordance with the company's deferred compensation plan.
Column (h): The reported amounts include changes in the present value of pension benefits for the relevant fiscal year. The decrease in present value in fiscal 2017 from fiscal 2016 did not result from any plan or benefit change; rather, it was predominantly attributable to rising interest rates, which increased the discount rate from 3.75% to 4.00%. Earnings on account balances in the company’s supplemental defined contribution plan are not included because the applicable interest rate is not above-market or preferential.
Column (i): Amounts include professional fees for financial advice, company contributions to 401(k) and nonqualified deferred compensation plans, premiums paid by the company for life insurance, expenses related to an expatriate assignment, and private use of the company plane by the CEO. Of these items, those exceeding $10,000 for fiscal 2017 include company contributions to retirement plans of $206,798 for Mr. Teske, $59,695 for Mr. Schwertfeger, $91,975 for Mr. Rodgers, $86,267 for Mr. Reitman and $64,286 for Ms. Buono, life insurance premiums paid by the company totaling $22,162 for Mr. Teske and $12,350 for Mr. Reitman, and expatriate expenses totaling $68,582 for Mr. Reitman. In addition, the amounts include $10,175 for use of the company plane by Mr. Teske. Dividends and dividend equivalents on restricted stock (or RSUs) were not included in any of the fiscal years presented.

Cash and Stock Awards
The following tables show cash and stock awards made to the named executive officers for fiscal 2017, their outstanding equity awards at the end of fiscal 2017, and the gains attributable to stock options they exercised or stock awards that vested during fiscal 2017. The company’s fiscal 2017 financial statements include expenses associated with stock awards granted in August 2016 and cash awards paid in August 2017.
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2017

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						All Other	All Other
						Stock	Option		Grant
						Awards:	Awards:	Exercise or	Date Fair
						Number	Number of	Base Price	Value of
						of Shares	Securities	of Option	Stock &
	Grant	Approval				of Stock	Underlying	Awards	Option
Name	Date	Date	Threshold	Target	Maximum	or Units	Options	($/Share)	Awards
(a)	(b)	(c)	($) (d)	($) (e)	($) (f)	(#) (g)	(#) (h)	(i)	($) (j)
T.J. Teske
Cash Award	8/31/17	8/15/17		1,028,500	2,057,000
Stock Option	8/22/16	8/16/16					281,250	19.15	1,080,000
Stock Award	8/22/16	8/16/16				42,300			810,045
PUAs	8/22/16	8/16/16	202,500	810,000	1,620,000
M.A. Schwertfeger
Cash Award	8/31/17	8/15/17		225,000	450,000
Stock Option	8/22/16	8/16/16					35,160	19.15	135,014
Stock Award	8/22/16	8/16/16				9,400			180,010
PUAs	8/22/16	8/16/16	33,750	135,000	270,000
D.J. Rodgers
Cash Award	8/31/17	8/15/17		280,800	561,600
Stock Option	8/22/16	8/16/16					49,220	19.15	189,005
Stock Award	8/22/16	8/16/16				13,160			252,014
PUAs	8/22/16	8/16/16	47,250	189,000	378,000
W.H. Reitman
Cash Award	8/31/17	8/15/17		235,800	471,600
Stock Option	8/22/16	8/16/16					21,800	19.15	83,712
Stock Award	8/22/16	8/16/16				5,830			111,645
Stock Award	8/22/16	8/11/16				1,620			31,023
PUAs	8/22/16	8/16/16	20,925	83,700	167,400
K.M. Buono
Cash Award	8/31/17	8/15/17		184,500	369,000
Stock Option	8/22/16	8/16/16					33,200	19.15	127,488
Stock Award	8/22/16	8/16/16				8,880			170,052
PUAs	8/22/16	8/16/16	31,875	127,500	255,000
Column (b): The Grant Date is the day when an annual cash award was paid to a named executive officer or a long-term incentive award was granted to a named executive officer.

Column (c): The Approval Date is the day when the Compensation Committee approved an award.
Columns (d) thru (f): For annual cash awards, the Threshold is the cash award the named executive officer would have received if the performance factor had been 0. The Target is the cash award the named executive officer would have received if the performance factor had been 1. The Maximum is the cash award the named executive officer would have received if the performance factor had been 2 or more. The vesting of PUAs is based on targets related to operating income over the three-year performance period (fiscal years 2017, 2018 and 2019). The final number of earned PUAs can range from 0% to 200% of Target depending on actual company performance, as discussed in the CD&A. For PUAs, Threshold is the cash award the named executive officer will receive if the performance factor is 0.25 (no cash award if performance is below 0.25), Target is the cash award the named executive officer would receive if the performance factor is 1 and Maximum is the cash award the named executive officer would receive if the performance factor is 2 or more.
Column (g): Awards were made in restricted stock, except that the awards to Mr. Reitman were made in RSUs. These awards vest three years from the date of grant, as previously discussed.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	Option Awards				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards
							Plan	Market or
							Awards:	Payout
						Market	No. of	Value of
	No. of	No. of			No. of	Value of	Unearned	Unearned
	Securities	Securities			Shares or	Shares or	Shares,	Shares,
	Underlying	Underlying	Option		Units of	Units of	Units or	Units or
	Unexercised	Unexercised	Exercise	Option	Stock That	Stock That	Other Rights	Other Rights
	Options	Options	Price	Expiration	Have Not	Have Not	That Have	That Have
	Exercisable	Unexercisable	($/Share)	Date	Vested	Vested	Not Vested	Not Vested
Name (a)	(#) (b)	(#) (c)	(d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
T.J. Teske	5,830		$18.85	8/31/17	39,360	948,576	11,116	267,896
	192,680		$20.82	8/31/18	39,620	954,842	10,644	256,520
		272,970	$18.83	10/21/24	37,390	901,099
		288,170	$19.90	8/18/25	40,400	973,640
		281,250	$19.15	8/22/26	42,300	1,019,430

M.A. Schwertfeger		16,270	$18.83	10/21/24	3,790	91,339	663	15,978
		28,230	$19.90	8/18/25	3,960	95,436	1,391	33,523
		35,160	$19.15	8/22/26	2,230	53,743
					7,040	169,664
					9,400	226,540

D.J. Rodgers	32,947		$20.82	8/31/18	8,750	210,875	2,630	63,383
		64,570	$18.83	10/21/24	9,030	217,623	2,563	61,768
		52,070	$19.90	8/18/25	8,840	213,044
		49,220	$19.15	8/22/26	12,980	312,818
					13,160	317,156

W.H. Reitman		27,820	$18.83	10/21/24	4,080	98,328	1,133	27,305
		22,430	$19.90	8/18/25	4,040	97,364	1,104	26,606
		21,800	$19.15	8/22/26	3,000	72,300
					4,120	99,292
					5,891	141,973
					3,140	75,674
					5,982	144,166
					1,650	39,765

K.M. Buono		33,870	$19.90	8/18/25	8,000	192,800	1,668	40,199
		33,200	$19.15	8/22/26	8,440	203,404
					8,880	214,008
Column (b): Options that expired on August 31, 2017 vested on August 14, 2015 and options that expire on August 31, 2018 vested on August 20, 2016.
Column (c): Options that expire on October 21, 2024 vest on October 21, 2017; options that expire on August 18, 2025 vest on August 18, 2018; and options that expire on August 22, 2026 vest on August 22, 2019.

Column (f): All restricted stock awards and RSUs reported above were granted, in descending order as shown in the table, on August 14, 2012, August 20, 2013, August 19, 2014, August 18, 2015 and August 22, 2016 and vest on August 14, 2017, August 20, 2018, August 19, 2019, August 18, 2018 and August 22, 2019, respectively. In connection with his Expatriate Agreement, Mr. Reitman was granted 3,000 shares of restricted stock on December 2, 2013, which will vest on December 2, 2018, 3,000 RSUs on November 4, 2015, which will vest on November 4, 2018, and 1,620 RSUs on August 22, 2016, which will vest on August 22, 2019. The amounts above include dividend equivalents on RSUs.
Column (g): Based on the $24.10 per share closing price of a share of the company’s common stock as of the last business day of fiscal 2017.
Column (h) and (i): The amounts in these columns are related to the PSUs awarded in fiscal 2015 and 2016. The amounts above include dividend equivalents on PSUs. Vesting of PSUs granted in fiscal 2016 depends on the company’s aggregate operating income during fiscal years 2016, 2017 and 2018 relative to a cumulative operating income target for that performance period. For all awards, the final earned award can range from 0% to 200% of the target depending on performance. PSUs granted in fiscal 2015 were dependent upon cumulative operating income during fiscal years 2015, 2016 and 2017 and did not vest as discussed in the CD&A. The amounts listed above for the fiscal 2015 and fiscal 2016 PSUs are based on the threshold value of each award (25%) multiplied by the $24.10 per share closing price of the company’s common stock as of last business day of fiscal 2017.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2017

	Option Awards		Stock Awards
	No. of Shares	Value Realized on	No. of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
(a)	(#)(b)	($)(c)	(#)(d)	($)(e)
T.J. Teske	157,298	389,574	69,670	1,463,109
M.A. Schwertfeger	0	0	4,110	82,632
D.J. Rodgers	31,688	177,974	15,790	331,486
W.H. Reitman	38,950	111,641	7,440	156,669
K.M. Buono	0	0	0	0
Column (c): Based on the sale price of shares underlying options and the fair market value on the date of exercise for any shares held.
Pensions and Other Benefits
The company provides officers with pension benefits under a defined benefit retirement plan and a supplemental retirement plan. The present value of these benefits and certain other information for each participating named executive officer is shown in the following table.

PENSION BENEFITS FOR FISCAL YEAR 2017

		Number of
		Years	Present Value	Payments
		Credited	of Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year
(a)	(b)	(#) (c)	($) (d)	($) (e)
T.J. Teske	B & S Retirement Plan		641,000
	B & S Supplemental Executive Retirement Plan		5,465,000
	Total	21.10	6,106,000	—

D.J. Rodgers	B & S Retirement Plan		160,000
	B & S Supplemental Executive Retirement Plan		522,000
	Total	10.60	682,000	—

W.H. Reitman	B & S Retirement Plan		1,035,000
	B & S Supplemental Executive Retirement Plan		2,384,000
	Total	24.39	3,419,000	—
Column (a): Mr. Schwertfeger and Ms. Buono were each hired after the 2008 plan eligibility freeze.
The amounts in the preceding table show the present value of accumulated benefits as of July 2, 2017. The amounts were calculated using the RP2014 mortality table backed off to 2006 projected generationally using projection scale MMP 2016 and a discount rate of 4.00%. Material assumptions used in determining values include that the beneficiaries receive life only annuities at the earliest age at which unreduced benefits are payable (age 62 or 30 years of service), and that no beneficiary dies prior to retirement. For more detailed information about this calculation see “Retirement and Deferred Compensation Plans” in the CD&A.
Mr. Reitman is eligible for early retirement under the company’s Retirement Plan and Supplemental Executive Retirement Plan. Early retirement is available to employees who (1) attain 30 years of service with the company, (2) reach age 55 with 10 or more years of service with the company, or (3) attain age 65. If an employee retires with 30 years of service, there is no reduction in the retirement benefit, and such retiree is eligible to continue medical coverage for up to 10 years but not beyond age 65 as long as the retiree pays the same premiums as active employees. If an employee retires after reaching age 55 and with at least 10 years of service, the benefit is reduced by 4% for each year of age less than age 62 or each year of service less than 30, whichever is less. The benefit is not reduced if the employee is at least age 62 with 10 years of service or age 65.
* * * * *
The following table shows contributions and earnings during fiscal 2017 and fiscal year-end balances in the company’s nonqualified deferred compensation plan for each named executive officer. A named executive officer may defer under the plan up to 75% of his or her salary and bonus, reduced by assumed deferrals of 6% of base salary under the company’s 401(k) plan. Company contributions to a participant’s account are described in “Retirement and Deferred Compensation Plans” in the CD&A. Distributions are made in a single lump sum or 10 annual installments beginning after the participant’s retirement.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2017
Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings (Loss) in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
T.J. Teske	77,494	169,698	160,271	0	2,074,154
M.A. Schwertfeger	16,069	22,595	11,132	0	127,662
D.J. Rodgers	43,528	54,875	79,213	0	648,616
W.H. Reitman	28,859	53,766	40,438	0	718,292
K.M. Buono	33,456	27,186	9,092	0	148,708
Column (b): Amounts reported as executive contributions are included in the Salary column of the Summary Compensation Table. These amounts include the following contributions by the named executive officers related to compensation earned in fiscal 2017 and deferred subsequent to the end of fiscal 2017: Mr. Teske $27,770, Mr. Schwertfeger $7,920, Mr. Rodgers $12,597, Mr. Reitman $10,581 and Ms. Buono $8,282.
Column (c): The company contributions include 401(k) plan restoration matching and non-elective contributions equal to 100% of the named executive officer’s first 2% of contributions plus 50% of the named executive officer’s next 4% of contributions plus a non-elective contribution of 3% of each named executive officer’s salary and non-equity incentive compensation. Each officer also receives a contribution ranging from 3% to 8% of salary and non-equity incentive compensation based on years of service as an elected officer. These amounts include the following contributions by the company related to compensation earned in fiscal 2017 and deferred subsequent to the end of fiscal 2017: Mr. Teske $64,796, Mr. Schwertfeger $8,831, Mr. Rodgers $16,376, Mr. Reitman $14,356 and Ms. Buono $7,870.
Columns (d) and (f): The aggregate balances include the following amounts that were previously reported as compensation for the named executive officers in the Summary Compensation Table for previous years: Mr. Teske $1,429,567, Mr. Schwertfeger $41,539, Mr. Rodgers $360,835, Mr. Reitman $435,763 and Ms. Buono $63,186.
AGREEMENTS WITH EXECUTIVES
As described in more detail in the CD&A above under “Employment and Change of Control Agreements and Other Benefits,” the company has entered into employment agreements and change of control agreements with each of the executives named in the Summary Compensation Table and Mr. Reitman retains certain tax-related benefits under an Expatriate Agreement.
Assuming the executives named in the Summary Compensation Table were terminated other than for cause on June 30, 2017 (the last business day of fiscal 2017), each named executive officer would have been entitled under his or her employment agreement to continue to receive a base salary through December 31, 2018 and the same medical plan coverage that would have been available to other salaried employees. The aggregate amount of the salary continuation payments that would have been made to each named executive officer are: Mr. Teske $1,403,000, Mr. Schwertfeger $563,000, Mr. Rodgers $702,000, Mr. Reitman $590,000, and Ms. Buono $615,000. The value of continued medical plan coverage for each named executive officer would have been as follows: Mr. Teske $18,893, Mr. Schwertfeger $5,904, Mr. Rodgers $18,893, Mr. Reitman $13,579 and Ms. Buono $13,579.

The employment agreements terminate upon a named executive officer’s death or disability. In the event of an officer’s disability, the officer will continue to receive compensation for six months following termination, reduced by any disability payments which the officer is entitled to receive. The payments that would have been made to each named executive officer, assuming a termination for disability on June 30, 2017, are as follows: Mr. Teske $468,000, Mr. Schwertfeger $188,000, Mr. Rodgers $234,000, Mr. Reitman $197,000 and Ms. Buono $205,000.
The named executive officers are not entitled to a death benefit under their employment agreements, but the company’s executive life insurance program provides life insurance equal to two times the named executive officer’s annual base salary if the named executive officer dies while employed by the company. In addition, named executive officers elected prior to 2010 (i.e., Messrs. Teske, Rodgers and Reitman) are also entitled to a death benefit of $400,000 following retirement. The death benefits that would have been paid with respect to each named executive officer, assuming the named executive officer died on June 30, 2017, are as follows: Mr. Teske $1,870,000, Mr. Schwertfeger $750,000, Mr. Rodgers $936,000, Mr. Reitman $786,000 and Ms. Buono $820,000.
A named executive officer’s termination of employment due to death results in the immediate vesting of all stock options, restricted stock and RSUs. For PUAs and PSUs, the award is paid on a pro rata basis. A named executive officer’s termination of employment due to disability results in the immediate vesting of all restricted stock and RSUs. Stock options remain subject to vesting in the case of a termination due to disability; provided that the Compensation Committee may elect to accelerate such vesting. For PUAs and PSUs, the award is paid on a pro rata basis due to disability. Restricted stock and RSUs are not forfeited in the event of a named executive officer’s retirement, but continue to vest in accordance with the terms of the grants to which they relate. An executive who retires may request that the Compensation Committee vest the named executive officer’s stock options upon retirement, and such a request is normally granted. In addition, the Committee may allow PSUs to be forfeited on retirement or may authorize payment to the named executive officer at the end of the performance period of all or a portion of the award. PUAs are generally paid on a pro rata basis at the end of the performance period in the case of retirement. The value of the unvested stock options, restricted stock, RSUs, PUAs and PSUs for each named executive officer as of June 30, 2017 was Mr. Teske $9,793,416, Mr. Schwertfeger $1,149,465, Mr. Rodgers $2,302,042, Mr. Reitman $1,216,515 and Ms. Buono $1,066,614, based upon the same assumptions used to calculate change of control payments.
If the change of control agreements had become effective on June 30, 2017, the executives named in the Summary Compensation Table would have been entitled to receive the following amounts:

CHANGE IN CONTROL PAYMENTS
Name	Severance Payment	Pension Enhancements	Outplacement Services	Tax Gross-Up	Early Stock and PUA Vesting	Other Benefits	Total
T.J. Teske	$4,865,531	$303,000	$12,000	$7,710,974	$9,793,416	$882,645	$23,567,566
M.A. Schwertfeger	1,449,231	—	12,000	—	1,149,465	133,931	2,744,627
D.J. Rodgers	1,958,383	75,000	12,000	2,231,050	2,302,042	288,475	6,866,950
W.H. Reitman	1,671,883	127,000	12,000	1,341,374	1,216,515	275,472	4,644,244
K.M. Buono	1,479,710	—	12,000	—	1,066,614	152,329	2,710,653

The Pension Enhancements values in the preceding table show the increase in the present value of each named executive officer’s accumulated retirement benefit under the company’s non-qualified retirement plan if a defined change of control had occurred on June 30, 2017. The valuation assumes a three-year addition to each named executive officer’s credited years of service, survival of each named executive officer until he reaches the earlier of age 62 or 30 years of service, and payment of a life-only annuity. The valuation is based on the RP2014 mortality table backed off to 2006 projected generationally using projection scale MMP 2016 and a discount rate of 4.00%.
The Severance Payment and Tax Gross-Up values in the table above do not reflect the value to the company of the noncompete restrictions applicable to the named executive officers following a change in control, which the company believes would reduce the amount of any severance payment subject to federal excise tax and, accordingly, the amount of the cutback or tax gross-up, as applicable.
In the Early Stock and PUA Vesting column, the value of accelerating the exercise date of stock options was determined for options that were not exercisable on June 30, 2017, but were in the money on that date. The number of such options was multiplied by the difference between the market price of the stock on June 30, 2017 and the exercise price of the options. The value of accelerating the vesting date of restricted stock and RSUs was calculated by multiplying the number of such shares that were subject to restrictions on June 30, 2017 by the fair market value of the company’s common stock on that date. For PUAs and PSUs, the value of the award was calculated as if target performance was achieved on June 30, 2017 and the award was paid on a pro rata basis.
The amounts in the Other Benefits column consist of the following for each of the executives named in the Summary Compensation Table:

Name	Deferred Compensation	Life Insurance	Financial Planning	Medical Insurance	Company Plane (a)	Total
T.J. Teske	$643,374	$66,486	$15,000	$37,785	$120,000	$882,645
M.A. Schwertfeger	107,123	—	15,000	11,808	—	133,931
D.J. Rodgers	216,790	18,900	15,000	37,785	—	288,475
W.H. Reitman	196,264	37,050	15,000	27,158	—	275,472
K.M. Buono	110,171	—	15,000	27,158	—	152,329
(a) The Compensation Committee has authorized Mr. Teske as CEO to use the company plane for private use up to 20 hours per calendar year. The purpose of the authorization is to permit Mr. Teske to spend time on company-related business that he would otherwise spend in transit for personal business or vacation. The amount listed in the table represents the estimated incremental cost to the company for three years of benefits under this policy. The estimated cost was derived by multiplying 20 hours/year of plane use by $2,000/hour to cover the cost of fuel, oil and maintenance.

IV.    OTHER MATTERS
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors consists of three nonemployee directors. The Committee acts under a written charter adopted by the Board of Directors, which is available on the company’s website. The Board has determined that each member of the Committee is independent under the rules of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, and is an audit committee financial expert under SEC rules.
Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. Briggs & Stratton’s independent auditors are responsible for expressing an opinion on the conformity of the company’s audited financial statements to accounting principles generally accepted in the U.S., and expressing an opinion as to whether the company has maintained effective internal control over financial reporting and whether those controls are effective. The Audit Committee is responsible for monitoring and overseeing these processes on behalf of the Board of Directors.
In this context, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte & Touche LLP (“D&T”), the company’s independent auditors. The Audit Committee has discussed with D&T the matters related to the conduct of the audit required to be discussed pursuant to the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees.” The Audit Committee also discussed with D&T the quality and adequacy of the company’s internal controls, especially those related to financial reporting. In addition, the Audit Committee received from D&T the written disclosures and the letter required by Rule 3526 of the PCAOB, “Communications with Audit Committees Concerning Independence,” regarding the independent auditor’s communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.
The Audit Committee has discussed with the company’s internal audit director his evaluation of the company’s internal accounting controls and the overall quality of the company’s financial reporting.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2017 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors.
Patricia L. Kampling, Chair
Frank M. Jaehnert
Henrik C. Slipsager

INDEPENDENT AUDITORS’ FEES

		2017	2016
Audit Fees		$1,281,000	$1,240,000
Audit-Related Fees		0	7,000
Tax Fees		327,000	446,000
All Other Fees		0	2,000
	Total Fees	$1,608,000	$1,695,000

Audit-Related Fees for 2016 relate to the review of the company’s response to comment letters received from the Securities and Exchange Commission covering periods audited by D&T.
Tax Fees for 2017 include fees for tax compliance reviews, consultation regarding tax audits, consultation regarding indirect tax compliance and reporting, and the preparation of tax returns. Tax Fees for 2016 include fees for consultation regarding appropriate handling of federal research and development tax credits, a transfer pricing study, international tax planning consultations, tax compliance reviews and the preparation of tax returns.
The Audit Committee must approve in advance all audit and non-audit services to be provided by the independent auditors and must approve all fees to be paid by the company to the independent auditors, each of which occurred in relation to the company’s engagement of D&T for fiscal year 2017 and 2016 services. In addition, the Audit Committee has considered whether the independent auditors’ provision of services other than audit services is compatible with maintaining auditor independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table presents the names of persons known to Briggs & Stratton to be the beneficial owners of more than 5% of the outstanding shares of its common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,338,707 (a)	12.5%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,200,775 (b)	12.2%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	3,712,416 (c)	8.7%
Brandes Investment Partners, L.P. 11988 El Camino Real, Suite 600 San Diego, CA 92130	2,900,012 (d)	6.8%
Daruma Capital Management, LLC 1120 Avenue of the Americas 21st Floor New York, NY 10036	2,170,340 (e)	5.1%
LSV Asset Management 155 North Wacker Drive, Suite 4600 Chicago, IL 60606	2,142,817 (f)	5.0%

(a)	BlackRock, Inc. reported that as of December 31, 2016 it had sole voting power with respect to 5,181,115 shares and sole dispositive power with respect to 5,338,707 shares.

(b)
The Vanguard Group, Inc. reported that as of December 31, 2016 it had sole voting power with respect to 51,253 shares, shared voting power with respect to 8,700 shares, sole dispositive power with respect to 5,143,260 shares and shared dispositive power with respect to 57,515 shares.

(c)	Dimensional Fund Advisors LP reported that as of December 31, 2016 it had sole voting power with respect to 3,561,360 shares and sole dispositive power with respect to 3,712,416 shares.

(d)	Brandes Investment Partners, L.P. reported that as of December 31, 2016 it had shared voting power with respect to 1,753,396 shares and shared dispositive power with respect to 2,900,012 shares.

(e)	Daruma Capital Management, LLC reported that as of December 31, 2016 it had shared voting power with respect to 994,246 shares and shared dispositive power with respect to 2,170,340 shares.

(f)	LSV Asset Management reported that as of December 31, 2016 it had sole voting power with respect to 1,034,292 shares and sole dispositive power with respect to 2,142,817 shares.
Amounts for 5% shareholders are presented as of the date such shareholders reported such holdings in filings under the Securities Exchange Act of 1934 unless more recent information was provided. Beneficial ownership is determined in accordance with SEC Rule 13d-3 for purposes of this Proxy Statement. It is not necessarily to be construed as beneficial ownership for other purposes.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the beneficial ownership of shares of common stock of Briggs & Stratton by each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group as of August 17, 2017.

	Number			Nature of Beneficial Ownership
	of Shares		Percent	Sole Voting	Shared Voting		Sole
	Beneficially		of	& Investment	& Investment		Voting Power
Name	Owned		Class	Power	Power		Only
Kathryn M. Buono	25,320		*	0	0		25,320	(c)
Jeffrey R. Hennion	9,590	(a)	*	9,590	0		0
James E. Humphrey	29,251	(a)	*	29,251	0		0
Frank M. Jaehnert	18,997	(a)	*	18,997	0		0
Patricia L. Kampling	30,481	(a)	*	30,481	0		0
Keith R. McLoughlin	37,770	(a)	*	37,770	0		0
William H. Reitman	54,612	(e)	*	5,437	42,135		7,040	(c)
David J. Rodgers	127,883	(b)	*	83,873	0		44,010	(c)
Mark A. Schwertfeger	28,268	(b)	*	5,638	0		22,630	(c)
Henrik C. Slipsager	38,379	(a)	*	38,379	0		0
Charles I. Story	51,816	(a)	*	51,816	0		0
Todd J. Teske	1,133,562	(b)	2.6	373,852	600,000	(d)	159,710	(c)
Brian C. Walker	50,991	(a)	*	50,991	0		0

All directors and current executive officers
as a group (17 persons including
the above named persons)	1,826,129	(a)(b)(c)	4.2
		(d)(e)
*Less than 1%.

(a)
Includes grants to directors deferred under the Deferred Compensation Plan for the following Directors: Mr. Hennion 9,590 shares, Mr. Humphrey 29,251 shares, Mr. Jaehnert 13,997 shares, Ms. Kampling 30,481 shares, Mr. McLoughlin 32,983 shares, Mr. Slipsager 18,379 shares, Mr. Story 39,408 shares, and Mr. Walker 48,591 shares.

(b)
Includes shares issuable pursuant to stock options exercisable within 60 days of August 17, 2017 for Mr. Teske 198,510 shares, Mr. Rodgers 32,947 shares and all directors and executive officers as a group 282,477 shares.

(c)
Executive officers hold shares of restricted stock (included in the table above) over which the holders have sole voting but no investment power as indicated: Mr. Teske 159,710 shares, Mr. Schwertfeger 22,630 shares, Mr. Rodgers 44,010 shares, Mr. Reitman 7,040 shares, Ms. Buono 25,320 shares and all directors and executive officers as a group 309,340 shares.

(d)
For Mr. Teske, includes 600,000 shares in the Briggs & Stratton Corporation Foundation, Inc. over which he shares beneficial ownership through joint voting and investment power. For Mr. Reitman, includes 42,135 shares held in a living trust where he and his spouse serve as co-trustees.

(e)
Mr. Reitman also holds a total of 20,783 deferred shares of company common stock and RSUs. These securities are intended to reflect the performance of company common stock and are payable in common stock, but these shares have no voting rights and are not included in the number of shares reflected in the “Number of Shares Beneficially Owned” column in the table above. The company lists them in this footnote because they represent an additional economic interest tied to the performance of company common stock.

This beneficial ownership information is based on information furnished by the directors and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 for purposes of this proxy statement. It is not necessarily to be construed as beneficial ownership for other purposes.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires Briggs & Stratton directors, certain officers, and persons who beneficially own more than 10% of Briggs & Stratton common stock to file reports of their ownership of Briggs & Stratton common stock and of changes in such ownership with the U.S. Securities and Exchange Commission. Based on the information provided by the reporting persons, the company believes that all applicable reporting requirements for fiscal 2017 were accomplished in a timely manner, except that one untimely filing was made by Mr. Schwertfeger to report a sale of 50 shares effected by his broker without Mr. Schwertfeger's knowledge.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives aggregate information under all equity compensation plans of Briggs & Stratton as of July 2, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders	3,167,186 (1)	$19.55 (2)	1,474,285 (3)
Equity compensation plans not approved by security holders	-	n/a	-
Total	3,167,186	$19.55	1,474,285

(1)
Represents options, restricted stock, RSUs, deferred stock and PSUs granted under the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan. PSUs included in this number are the maximum number of shares that could be issued.

(2)	Weighted average exercise price relates only to stock options.

(3)
Represents securities available for future issuance under the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan. The calculation counts one option as a single share, each share of restricted or deferred stock as 2.90 shares, each RSU as 2.90 shares and a target award of a PSU as 2.90 shares in accordance with Section 4.1 of the Plan.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
COMMISSION ON FORM 10-K
Briggs & Stratton is required to file an annual report on Form 10-K with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended July 2, 2017 accompanies this proxy statement. Requests for additional copies should be directed to Toni Van Etta, Office of the General Counsel and Corporate Secretary, Briggs & Stratton Corporation, P.O. Box 702, Milwaukee, Wisconsin 53201.
SHAREHOLDER PROPOSALS
Proposals that shareholders intend to present at the 2018 annual meeting must be received at Briggs & Stratton’s principal executive offices no earlier than June 30, 2018 and no later than July 25, 2018, in order to be presented at the meeting and must be in accordance with the requirements of the Bylaws of Briggs & Stratton. Shareholder proposals must be received by May 11, 2018 to be considered for inclusion in the proxy material for that meeting under the SEC’s proxy rules.
BY ORDER OF THE BOARD OF DIRECTORS
BRIGGS & STRATTON CORPORATION
Kathryn M. Buono
Vice President, General Counsel and Corporate Secretary
Wauwatosa, Wisconsin
September 8, 2017

EXHIBIT A
SUMMARY DESCRIPTION OF BRIGGS & STRATTON CORPORATION
2017 OMNIBUS INCENTIVE PLAN
As disclosed in this proxy statement, Briggs & Stratton Corporation (the “Company) is seeking shareholder approval of the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”). The following is a summary of the principal features of the 2017 Plan. The summary is not a complete description of all the terms of the 2017 Plan and is qualified in its entirety by reference to the complete text of the 2017 Plan, which is attached to this proxy statement as Exhibit B. To the extent there is a conflict between this summary and the actual terms of the 2017 Plan, the terms of the 2017 Plan will govern.
Administration
The Compensation Committee will have the exclusive authority to administer the 2017 Plan with respect to awards made to our executive officers. The Compensation Committee may at any time appoint a secondary committee of one or more directors to have separate but concurrent authority with the Compensation Committee to make awards to eligible individuals. The Compensation Committee may also delegate authority to one or more officers of the Company with respect to awards. For awards that may be granted to directors and third-party service providers, the 2017 Plan will be administered by the Board of Directors.
The term “Plan Administrator,” as used in this summary, means the Compensation Committee and any delegates with respect to awards granted to our employees and refers to the entire Board with respect to awards granted to directors and third-party service providers.
Eligibility
All employees, nonemployee directors and certain third-party service providers of the Company and its subsidiaries will be eligible to participate in the 2017 Plan. The Company estimates that approximately 5,500 persons, including each of its executive officers and nonemployee directors, will be eligible to participate in the 2017 Plan.
Share Reserve
The Company has reserved 4,700,000 shares of common stock for future issuance pursuant to the 2017 Plan (plus 494,315 shares of common stock remaining available for future issuance under the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan (the “2014 Plan”) as of August 22, 2017, as well as any shares under the 2014 Plan that may become available in the future for issuance pursuant to the 2017 Plan), all of which may be granted pursuant to any type of award, including Incentive Stock Options, as defined below. The share reserve is subject to certain capitalization adjustments, as described below. The shares of common stock issuable under the 2017 Plan may be drawn from shares of our authorized but unissued common stock or from treasury shares (including shares of our common stock that we purchase on the open market or in private transactions).
If shareholders approve the 2017 Plan, there will be no further grants under the 2014 Plan, although awards granted under the 2014 Plan will continue in accordance with their terms. As noted above, shares of common stock remaining available, or that may become available, for future issuance under the 2014 Plan will carry over into the 2017 Plan.

Share Counting Rules
The number of shares of common stock reserved for issuance under the 2017 Plan will be reduced: (i) on a 1-for-1 basis for each share of common stock subject to a stock option or stock-settled stock appreciation right (“SAR”), and (ii) by a fixed ratio of 2.90 shares of common stock for each share of common stock issued pursuant to any other stock-settled award (other than a stock option or stock-settled SAR).
Any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) by a participant (i) to pay the exercise price of a stock option or (ii) for a participant’s tax withholding payments with respect to an award granted under the 2017 Plan or 2014 Plan will not be added back to the share reserve and will not become available for future grants under the 2017 Plan.
Any shares of common stock that are subject to a stock-settled SAR or stock option granted under the 2017 Plan or the 2014 Plan that were not issued upon the exercise of such stock-settled SAR or stock option will not be added back to the share reserve and will not become available for future grants under the 2017 Plan.
Any shares of common stock that are purchased by the Company on the open market with the proceeds from the exercise of a stock option will not be added back to the share reserve and will not become available for future grants under the 2017 Plan.
Any shares of common stock related to an award granted under the 2017 Plan or the 2014 Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of such shares, or are exchanged with the Compensation Committee’s approval, prior to the issuance of such shares, for awards not involving shares of common stock will be added back to the share reserve as one share if such shares were subject to options or SARs, and as 2.90 shares if such shares were subject to awards other than options or SARs.
Individual Limits
Subject to capitalization adjustments, no participant in the 2017 Plan may receive in any calendar year:

•	stock options or SARs for more than 400,000 shares of common stock (this limit applies separately with respect to each type of award);

•
restricted stock, restricted stock units (“RSUs”), performance share units (“PSUs”) or other stock-based awards, in each case that are intended to qualify as performance-based compensation that meets the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) (“Performance-Based Compensation”), for more than 250,000 shares of common stock (this limit applies separately with respect to each type of award) determined as of the date of payout or settlement; or

•
performance units (“PUAs”), cash-based awards or other awards that are payable in cash, in each case that are intended to qualify as Performance-Based Compensation, for more than $3,500,000 (this limit applies separately with respect to each type of award) determined as of the date of payout or settlement.

Notwithstanding the foregoing, no non-employee director may receive awards under the 2017 Plan in a calendar year with a value exceeding $350,000, with such value computed as of the date of grant in accordance with applicable financial accounting rules.

Awards
Under the 2017 Plan, eligible participants may be granted stock options, SARs, restricted stock, RSUs, PSUs, PUAs and other stock-based awards or cash-based awards. One or more of these awards may also be structured as Performance-Based Compensation. The Plan Administrator has complete discretion to determine which eligible individuals are to receive awards, the type of awards to be granted, the time or times when those awards are to be granted, the number of shares subject to each award, the vesting and issuance schedule (if any) to be in effect for the award, the exercise price or other consideration for the shares of common stock subject to the award, the maximum term for which stock options or SARs are to remain outstanding and the status of any stock option as either an incentive stock option or a non-qualified stock option under the federal tax laws.
All equity-based or equity-related awards granted under the 2017 Plan will have a vesting period of no less than one year other than awards covering up to 5% of the shares authorized under the 2017 Plan, which may be awarded as unrestricted shares or as awards with a vesting period of under one year.

A description of each type of award under the 2017 Plan follows:
Stock Options
The Plan Administrator may grant awards in the form of options to purchase shares of common stock that are intended to meet the requirements of Section 422 of the Code (referred to as “Incentive Stock Options”) and other stock options that do not meet such requirements (referred to as “Non-Qualified Stock Options”). The applicable award agreement will specify whether a stock option is an Incentive Stock Option or Non-Qualified Stock Option. A stock option will grant the holder the right to purchase a specific number of shares of common stock at a fixed price over a period not to exceed 10 years from the date of the grant.
The exercise price per share may not be less than 100% of the fair market value of a share of common stock on the grate date.
No grant of an Incentive Stock Option may be made more than 10 years after the most recent adoption of the 2017 Plan by the Board.
Each stock option will be evidenced by an award agreement that specifies the (i) exercise price, (ii) number of shares of common stock on which the stock option is based, (iii) exercise period, (iv) vesting and forfeiture conditions, (v) term, (vi) impact of a holder’s termination of service with the Company, and (vii) other conditions and provisions determined by the Plan Administrator.
The Plan Administrator may impose such restrictions on shares of common stock acquired pursuant to the exercise of a stock option as it determines advisable.
Stock Appreciation Rights
The Plan Administrator may grant awards in the form of an SAR. An SAR will allow the holder to exercise that right as to a specific number of shares of common stock over a period not to exceed 10 years to receive the appreciated value of such shares. The appreciated value is equal to the excess of (i) the fair market value of the shares of common stock as to which the right is exercised (determined as of the date of exercise) over (ii) the aggregate grant price for those shares. The applicable award agreement will specify whether this value will be paid in cash, shares of common stock or a combination of both.

The grant price per share may not be less than 100% of the fair market value per share of common stock on the date the SAR is granted.
The Plan Administrator may also grant tandem SARs. The exercise of tandem SARs includes the forfeiture of the right to purchase a share of common stock under a related Stock Option. A tandem SAR is itself canceled or exercised upon the exercise of the related Stock Option.
Each SAR will be evidenced by an award agreement that specifies the (i) grant price, (ii) number of shares of common stock on which the SAR is based, (iii) exercise period, (iv) vesting and forfeiture conditions, (v) term, (vi) impact of a holder’s termination of service with the Company, and (vii) other conditions and provisions determined by the Plan Administrator.
The Plan Administrator may impose such restrictions on shares of common stock acquired pursuant to the exercise of an SAR as it determines advisable.

Repricing/Cash-Out
The Plan Administrator may not implement any of the following repricing or cash-out programs without obtaining shareholder approval: (i) a reduction in the exercise price or grant price of any previously granted stock option or SAR; (ii) a cancellation of any previously granted stock option or SAR in exchange for another stock option or SAR with a lower exercise price or grant price, respectively; or (iii) a cancellation of any previously granted stock option or SAR in exchange for cash or another award if the exercise price of the stock option or the grant price of the SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case other than in connection with a change in control or the capitalization adjustment provisions in the 2017 Plan.
Restricted Stock and Restricted Stock Units
The Plan Administrator may grant awards denominated in shares of common stock (“Restricted Stock”) or stock units (“Restricted Stock Units” or “RSUs”), subject to a period in which such shares or units are subject to forfeiture based on discontinued service, the failure to achieve performance criteria, and/or the occurrence of other events as determined by the Plan Administrator. Each RSU will correspond in value to a single share of common stock and may be paid in cash, shares of common stock or a combination of the two as determined by the Plan Administrator and set forth in the applicable award agreement. Restricted Stock awards will be settled in shares of common stock.
The Plan Administrator may impose such conditions or restrictions on Restricted Stock or RSUs as it deems advisable; provided that the period of restriction may not be less than one year for performance-based awards and not less than three years for an award that is not performance-based. Holders of Restricted Stock will have the same voting rights and dividend rights as holders of shares of common stock unless such rights are expressly limited by the Plan Administrator in the applicable award agreement. RSUs will not confer any voting rights. The Plan Administrator will determine and set forth in each applicable award agreement the extent to which a holder of RSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends or dividend equivalents will be paid on performance-based Restricted Stock or RSUs unless the applicable performance goals are satisfied.

Each grant of Restricted Stock and RSUs will be evidenced by an award agreement that specifies the (i) number of shares of common stock on which the Restricted Stock or RSU is based, (ii) vesting and forfeiture conditions, (iii) impact of a holder’s termination of service with the Company, (iv) timing and form of settlement, and (v) other conditions and provisions determined by the Plan Administrator.
The Plan Administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of Restricted Stock and RSUs as it determines advisable.
Performance Share Units and Performance Units
The Plan Administrator may grant an award denominated in shares of common stock (“Performance Share Units” or “PSUs”) or denominated in dollar units (“Performance Units” or “PUAs”) that are earned based on the achievement of one or more performance goals over a specified performance period. The number of PSUs or PUAs earned over a performance period may vary based on the level of achieved performance.
Each PSU will have a value that corresponds to the fair market value of a share of common stock and each PUA will have an initial dollar value as determined in the discretion of the Plan Administrator. The dollar value of Performance Units upon payment may vary based on the level of achieved performance over the applicable performance period. PSUs and PUAs may be payable in the form of cash, shares, or a combination of the two as determined by the Plan Administrator and set forth in the applicable award agreement.
The Plan Administrator will determine and set forth in each applicable award agreement the extent to which a holder of PSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividend equivalents will be paid on PSUs unless the applicable performance goals are satisfied.
Each grant of PSUs and PUAs will be evidenced by an award agreement that specifies the: (i) number of PSUs and PUAs granted, (ii) nominal dollar value of each PUA, (iii) performance period, (iv) performance goal(s), (v) payout amounts at various levels of achieved performance, (vi) forfeiture conditions, (vii) impact of a holder’s termination of service with the Company, (viii) timing and form of settlement, and (ix) other conditions and provisions determined by the Plan Administrator.
The Plan Administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of Performance Share Units and Performance Units as it determines advisable.
Cash-Based Awards and Stock-Based Awards
The Plan Administrator may grant awards, not otherwise described by the terms of the 2017 Plan, that are denominated in cash (“cash-based awards”) or denominated in stock (“other stock-based awards”). The Plan Administrator will determine the terms and conditions applicable to each cash-based award and other stock-based award, which may include a vesting requirement based on the completion of a service period with the Company or achievement of a specified performance goal(s) and form of payment in shares of common stock, cash or a combination of the two.
Each grant of a cash-based award and other stock-based award will be evidenced by an award agreement that specifies the: (i) initial value or number of such award,

(ii) applicable vesting requirements, (iii) forfeiture conditions, (iv) impact of a holder’s termination of service with the Company, (v) timing and form of settlement, and (vi) other conditions and provisions determined by the Plan Administrator.
The Plan Administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of cash-based awards and other stock-based awards as it determines advisable.
Section 162(m) Performance-Based Compensation and Performance Measures
The Plan Administrator may grant awards, other than stock options or SARs, that are intended to provide compensation solely on account of the attainment of one or more pre-established, objective performance criteria under circumstances that are intended to qualify such compensation as Performance-Based Compensation. The vesting, level of payout, or value of Performance-Based Compensation will be determined by the attainment of one or more goals based on one or more of the following performance measures (“Performance Measures”): (i) book value, (ii) cash flow (including funds from operations), (iii) customer satisfaction, (iv) earnings (either in aggregate or on a per-share basis), (v) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA), (vi) economic value added, (vii) expenses/costs, (viii) gross or net income, (ix) gross or net operating margins, (x) gross or net profits, (xi) gross or net revenues, (xii) inventory turns, (xiii) margins, (xiv) market share, (xv) net income, (xvi) operating income, (xvii) operational performance measures, (xviii) pre-tax income, (xix) productivity ratios and measures, (xx) profitability ratios, (xxi) return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment), (xxii) share price (including growth in share price and total shareholder return), (xxiii) strategic business objectives (including objective project milestones), (xxiv) transactions relating to acquisitions or divestitures, or (xxv) working capital.
 Any Performance Measure(s) may, as the Plan Administrator in its sole discretion deems appropriate, (i) relate to the performance of the Company or any subsidiary as a whole or any business unit or division of the Company or any subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. Subject to certain limitations, the Plan Administrator also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the Performance Measures specified above.
The Plan Administrator may provide in any award of Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) gains and losses that are treated as unusual or infrequently occurring items under Accounting Standards Codification 225, or (h) expenses deemed extraordinary by the Compensation Committee.
The Plan Administrator retains the discretion to adjust otherwise payable Performance-Based Compensation downward, either on a formula or discretionary basis or any combination, as the Plan

Administrator determines, in its sole discretion. However, the Plan Administrator shall not have the authority to adjust upward any otherwise payable Performance-Based Compensation.
The Plan Administrator is under no obligation to structure awards granted under the 2017 Plan to qualify as Performance-Based Compensation and has the express authority to grant awards that do not qualify as Performance-Based Compensation. Additionally, there is no guarantee that an award that is intended to qualify as Performance-Based Compensation under Section 162(m) of the Code will so qualify in any particular circumstance. To maintain flexibility in compensating our executives, the Plan Administrator reserves the right to use its judgment to grant or approve awards or compensation that is non-deductible when the Plan Administrator believes such awards or compensation is appropriate.
Shareholder approval of the 2017 Plan will also constitute approval of the material terms of the Performance Measures under the 2017 Plan for purposes of establishing the specific vesting targets for one or more awards under the 2017 Plan that are intended to qualify as Performance-Based Compensation under Section 162(m) of the Code.
Change in Control and Vesting Acceleration
The following paragraphs describe how awards under the 2017 Plan would be affected in the event of a change in control (as defined below), except as otherwise provided in an award agreement or other agreement between the participant and the Company.
Definition of Change in Control
A change in control will be deemed to occur if: (i) there are certain changes in the composition of our Board of Directors, (ii) any person or group of related persons becomes directly or indirectly the beneficial owner of more than 20% of the total combined voting power of our outstanding common stock, (iii) the Company is acquired in a merger, consolidation, reorganization or similar transaction, or (iv) shareholders approve, and the Company subsequently consummates, a complete liquidation, dissolution or sale of substantially all of its assets.
Vesting Acceleration
If outstanding awards are not assumed or replaced by the successor entity in the event of a change in control, as defined above, vesting would be accelerated as follows:

•	All outstanding stock options and SARs would become fully vested and immediately exercisable upon a change in control.

•
All awards, other than stock options and SARs, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the holder would become fully vested upon a change in control and be paid in the form specified in the applicable award agreement within 30 days following the effective date of the change in control.

•
All awards, other than stock options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance goals would immediately vest and all performance goals will be deemed satisfied as if target performance was achieved. These awards would be settled pro rata, based on the proportion of the applicable performance period that lapsed through the date of the change in control, and be paid in the form specified in the applicable award agreement within 30 days following the effective date of a change in control.

•	All other awards not covered by the foregoing would vest and be paid as determined by the Plan Administrator unless otherwise provided in the applicable award agreement.
Changes in Capitalization
If an equity restructuring causes the per share value of the Company’s common stock to change, such as by reason of a stock dividend, extraordinary cash dividend, stock split, spinoff, rights offering, recapitalization or otherwise, equitable adjustments will be made to the number of shares available for issuance under the 2017 Plan and to the terms of outstanding awards in a manner designed to preclude any dilution or enlargement of the 2017 Plan and any outstanding awards.
Fair Market Value
For any award made pursuant to the 2017 Plan, the fair market value per share of our common stock as of any date will be deemed to be equal to the closing price of the Company’s common stock as reported on the New York Stock Exchange on such date, or determined pursuant to such other method as may be selected by the Plan Administrator.

Shareholder Rights and Transferability
No participant will have any shareholder rights with respect to the shares subject to a stock option or SAR until such participant has exercised the stock option or SAR and paid the exercise price for the purchased shares (in the case of stock options), and any related withholding taxes. Subject to the terms of the applicable award agreement, a participant will have full shareholder rights with respect to any shares of common stock issued under the 2017 Plan, whether or not the participant’s interest in those shares is vested. However, a participant will not have any shareholder rights with respect to the shares of common stock subject to an RSU, PSU, PUA or other stock-based award until that award vests and shares of common stock are actually issued under such awards.
Awards are not transferable other than by will or the laws of descent and distribution or, subject to the consent of the Plan Administrator, pursuant to a domestic relations order entered into by a court of competent jurisdiction. However, the Plan Administrator may, in its discretion, determine that any or all awards may be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Plan Administrator may deem appropriate; provided that no award may be transferred for value without shareholder approval.
Withholding
The Plan Administrator may provide holders of awards with the right to have the Company withhold cash or a portion of the shares otherwise issuable to such individuals in satisfaction of any applicable withholding taxes to which they become subject in connection with the exercise, vesting or settlement of their awards; however, the value of any cash or shares withheld cannot exceed the maximum statutory tax rates in the holder’s applicable tax jurisdictions. Alternatively, the Plan Administrator may allow such individuals to deliver cash or previously acquired shares of the Company’s common stock in payment of such withholding tax liability, subject to the limitation discussed in the previous sentence.

Deferral Programs
The Plan Administrator may structure one or more awards so that the participants may be provided with an election to defer the payment of the compensation associated with those awards for federal income tax purposes.
Clawback and Forfeitures for Cause
The Plan Administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an award. Upon a participant’s termination of service for cause, the participant will forfeit, as of the date immediately preceding such termination of service, outstanding and unvested stock options, SARs, Restricted Stock, RSUs, PSUs, PUAs, cash-based awards and other stock-based awards previously granted to the participant.
Amendment and Termination
The Board may, at any time, amend, suspend, or terminate the 2017 Plan in whole or in part. No amendment of the 2017 Plan may result in the “repricing” of any outstanding stock options or SARs without shareholder approval. To the extent necessary under any applicable law, regulation, or exchange requirement, no amendment will be effective unless approved by the shareholders of the Company. No termination, amendment, or suspension of the 2017 Plan may adversely affect in any material way any award previously granted under the 2017 Plan without the written consent of the award recipient subject to certain exceptions. These exceptions permit the Board or the Plan Administrator to amend outstanding awards to adjust for the occurrence of certain unusual or non-recurring events and to conform to legal requirements with the written consent of the award recipient.
Summary of Federal Income Tax Consequences of Awards Granted under the 2017 Plan
The following is a summary of the United States federal income tax treatment applicable to the Company and the participants who receive awards under the 2017 Plan as of the date of this proxy statement. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2017 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2017 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Stock Options
As previously noted, stock options granted under the 2017 Plan may be either Incentive Stock Options, which satisfy the requirements of Section 422 of the Code, or Non-Qualified Stock Options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:
Incentive Stock Options
No taxable income is recognized by the participant upon the grant of an Incentive Stock Option, and no taxable income is recognized for regular tax purposes at the time the Incentive Stock Option is exercised, although taxable income may arise upon exercise for alternative minimum tax purposes. The participant will recognize taxable income in the year in which the shares of common stock acquired upon the exercise of an Incentive Stock Option are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the related Incentive Stock Option was granted and more than one (1) year after the date such Incentive Stock Option was exercised for those shares. If the sale or disposition occurs before both of these two periods are satisfied, then a disqualifying disposition will result.
Upon a qualifying disposition, the participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the acquired shares of common stock over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the acquired shares of common stock, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain recognized upon the disposition will be a capital gain. The Company will not be entitled to any income tax deduction if the participant makes a qualifying disposition of the shares.
If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the disqualifying disposition.
Non-Qualified Stock Options
No taxable income is recognized by a participant upon the grant of a Non-Qualified Stock Option. The participant will recognize ordinary income in the year in which the Non-Qualified Stock Option is exercised, equal to the excess of the fair market value of the shares of common stock acquired upon the exercise of the Non-Qualified Stock Option on the exercise date over the exercise price paid for the shares (and subject to any applicable income tax withholding). The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to an exercised Non-Qualified Stock Option.
Stock Appreciation Rights
No taxable income is recognized by a participant upon the grant of an SAR. The participant will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the fair market value of the shares of common stock issued to the participant upon the exercise of the SAR (or the amount of the cash payment made to the participant upon the exercise of the Stock Appreciation Right) and subject to any applicable income tax withholding. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to an exercised SAR.
Restricted Stock
No taxable income is recognized by a participant upon the grant of Restricted Stock, unless the participant makes an election to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of common stock subject to such grant at such time over the amount, if any, paid for those shares.

If the participant does not make an election to be taxed at the time of grant, the participant will recognize ordinary income when shares of common stock subject to the grant subsequently vest in an amount equal to the excess of the fair market value of the shares on the vesting date over the amount, if any, paid for the shares (and subject to any applicable income tax withholding). Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant in connection with the vesting of Restricted Stock.
In addition, a participant receiving dividends with respect to Restricted Stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Restricted Stock Units
No taxable income is recognized by a participant upon the grant of RSUs. The participant will recognize ordinary income in the year in which the RSU grant is settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of the RSUs (or the amount of the cash payment made to the participant upon the settlement of the RSUs) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the RSU is settled and paid.
In addition, a participant eligible to receive dividend equivalents with respect to a grant of RSUs will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment if made in cash (or, if such payment is made in shares of common stock, then the fair market value of such shares on the date of payment). The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Performance Share Units
No taxable income is recognized by a participant upon the grant of PSUs. The participant will recognize ordinary income in the year in which the PSUs are settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of the PSUs (or cash paid to the participant upon the settlement of the PSUs) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the PSU is settled and paid.
In addition, a participant eligible to receive dividend equivalents with respect to a grant of PSUs will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment (or, if such payment is made in shares of common stock, then the fair market value of such shares on the date of payment). The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Performance Units
No taxable income is recognized by a participant upon the grant of PUAs. The participant will recognize ordinary income in the year in which the PUAs are settled and paid in an amount equal to the cash payment made to the participant upon the settlement of the PUAs (or the fair market value of the shares of common stock issued to the participant upon the settlement of the PUAs) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the PUAs are settled and paid.
Other Stock-Based Awards and Cash-Based Awards
The Company may grant other stock-based awards and cash-based awards to participants that are not otherwise described by the above awards. No taxable income is recognized by a participant upon the grant of such awards unless at the time of grant any shares of common stock issued or cash paid to the participant is fully vested and non-forfeitable. In this case, the participant would recognize ordinary income equal to the fair market value of the shares of common stock issued to the participant at the time of grant or the amount of the cash payment made to the participant at the time of grant and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time of grant.
Other stock-based awards and cash-based awards may be subject to vesting and forfeiture provisions. In this case, a participant will not recognize taxable income upon the grant of such awards but will recognize ordinary income in the year in which such awards are settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of such awards or the amount of the cash payment made to the participant upon the settlement of such awards and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such awards are settled and paid.
New Plan Benefits; Stock Price
The number of awards to be made pursuant to the 2017 Plan in the future is subject to the discretion of the Compensation Committee and therefore cannot be determined with certainty at this time. However, the Company anticipates that the Compensation Committee will continue in future years to make annual cash and equity awards as described in the proxy statement.
The table below reflects the fiscal 2018 grants of awards pursuant to the 2014 Plan to the individuals named in the “Summary Compensation Table” above, to all current executive officers as a group, to all other employees as a group and to all non-employee directors. These awards are not subject to shareholder approval.

2014 Omnibus Incentive Plan

Name and Position	Total Dollar Value ($) (1)	Stock Options (#)	Restricted Stock/RSUs/Deferred Shares (#)	PUAs ($)
T.J. Teske Chairman, President & CEO	$3,859,392	241,380	41,040	$840,000
M.A. Schwertfeger Sr. Vice President & CFO	772,204	33,940	10,260	157,500
D.J. Rodgers Sr. Vice President. & President - Global Engines & Power Group	936,404	42,030	12,700	195,000
W.H. Reitman Sr. Vice President & President - Global Support Group	533,591	18,940	5,730	87,900
K.M. Buono Vice President, General Counsel & Secretary	655,216	28,840	8,720	133,800
All current executive officers as a group	8,166,515	416,210	93,890	1,651,200
All other employees as a group (2)	2,128,501	0	64,360	811,050
All non-employee directors as a group	759,846	0	37,120	0
____________________________

(1)
In addition to the dollar value of the fiscal 2018 grants of stock options, restricted stock/RSUs, deferred stock and PUAs (at target), this column also includes the target value of cash-based awards based on fiscal 2018 performance, which will be paid in fiscal 2019.

(2)	Excludes executive officers and does not include the target value of cash-based awards for non-officer employees.
 On August 21, 2017, the closing price of our common stock on the New York Stock Exchange was $20.47.

EXHIBIT B

BRIGGS & STRATTON CORPORATION
2017 OMNIBUS INCENTIVE PLAN

CONTENTS

Article 1. Establishment, Purpose and Duration	B-3

Article 2. Definitions	B-3

Article 3. Administration	B-9

Article 4. Shares Subject to This Plan and Maximum Awards	B-11

Article 5. Eligibility and Participation	B-13

Article 6. Stock Options	B-13

Article 7. Stock Appreciation Rights	B-16

Article 8. Restricted Stock	B-16

Article 9. Restricted Stock Units	B-17

Article 10. Performance Share Units	B-18

Article 11. Performance Units	B-18

Article 12. Other Stock-Based Awards and Cash-Based Awards	B-19

Article 13. Effect of Termination of Employment	B-20

Article 14. Transferability of Awards and Shares	B-20

Article 15. Performance-Based Compensation and Compliance with Code Section 162(m)	B-20

Article 16. Nonemployee Director Awards	B-22

Article 17. Effect of a Change in Control	B-23

Article 18. Dividends and Dividend Equivalents	B-24

Article 19. Beneficiary Designation	B-24

Article 20. Rights of Participants	B-24

Article 21. Amendment and Termination	B-25

Article 22. General Provisions	B-26

BRIGGS & STRATTON CORPORATION
2017 OMNIBUS INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration
1.1    Establishment. Briggs & Stratton Corporation, a Wisconsin corporation, has established the Briggs & Stratton Corporation 2017 Omnibus Incentive Compensation Plan (“Plan”) as provided herein. The Plan was approved by the Board of Directors on August 16, 2017, shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.
The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.2    Purpose of this Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board and whose judgment, interest, and performance are required for the successful operations of the Company.
1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
1.4    Successor Plan. This Plan will replace the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan (the "2014 Plan"). All outstanding awards under the 2014 Plan immediately prior to the Effective Date of this Plan shall continue to be governed by their applicable terms and conditions. Any remaining Shares reserved for issuance under the 2014 Plan shall be added to the Share reserve for this Plan as described in Section 4.1 and Section 4.2.
Article 2. Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.2    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan. Except as provided in Section 2.35 and as permitted under Section 3.2(q) and Article 17, each equity-based or equity-related Award shall have a minimum one-year vesting requirement; provided, however, that Awards covering up to five percent (5%) of the Shares reserved for issuance pursuant to Article 4 may be granted under this Plan as unrestricted Shares or otherwise as Awards with a vesting period of less than one year.
2.3    “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6    “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.
2.7    “Cause” means, in the judgment of the Committee:

(a)
the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Chief Executive Officer (“CEO”) of the Company or the CEO’s delegate which specifically identifies the manner in which the CEO or the CEO’s delegate believes that the Participant has not substantially performed the Participant’s duties, or

(b)	the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
2.8    A “Change in Control” means, except as may otherwise be provided in an Award Agreement, the first date on which one of the following events occurs:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of Beneficial Ownership of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph 2.8(c),

(b)
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board,

(c)
Approval by the shareholders of the Company and the subsequent consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, or

(d)
Approval by the shareholders of the Company and the subsequent consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions constitutes a change in ownership of the Company, a change in effective control of the Company, a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code, or otherwise constitutes a change in control within the meaning of Section 409A of the Code; provided, however, if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be paid when it would otherwise have been paid but for the Change in Control.
2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.10    “Commission” means the Securities and Exchange Commission.
2.11    “Committee” means for purposes of Awards that may be granted to Employees, the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Company’s Shares are listed. For Awards that may be granted to Directors and Third-Party Service Providers, the Plan shall be administered by the Board. The term “Committee” shall refer to the Compensation Committee of the Board or such other committee appointed by the Board with respect to Awards granted to Employees and shall refer to the entire Board with respect to Awards that may be granted to Directors and Third-Party Service Providers.
2.12    “Company” means Briggs & Stratton Corporation, and any successor thereto as provided in Section 22.21.
2.13    “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a “covered employee” as defined in Code Section 162(m).
2.14    “Director” means any individual who is a member of the Board of Directors of the Company.
2.15    “Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period. With respect to any Award that constitutes deferred compensation under Code Section 409A and is subject to Code Section 409A, the Committee may not find that a Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A.
2.16    “Dividend Equivalent” has the meaning set forth in Section 18.
2.17    “Effective Date” has the meaning set forth in Section 1.1.

2.18    “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
2.19    “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the New York Stock Exchange, or if no sales of Shares shall have occurred on such exchange on the applicable date the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.
2.20    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan by the Committee (or such later date as specified in advance by the Committee).
2.21    “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.
2.22    “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.
2.23    “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.24    “Nonemployee Director” means a Director who is not an Employee.
2.25    “Nonqualified Stock Option” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26    “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.
2.27    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.28    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.
2.29    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.30    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
2.31    “Performance Measures” means measures, as described in Section 15.2, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.
2.32    “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.33    “Performance Share Unit” means an Award granted pursuant to Article 10.
2.34    “Performance Unit” means an Award granted pursuant to Article 11.
2.35    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9. The Period of Restriction shall not be less than one year for Performance-Based Compensation and not less than three years for an Award that is not Performance-Based Compensation.
2.36    “Plan” means the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan, as the same may be amended from time to time.
2.37    “Restricted Stock” means an Award granted pursuant to Article 8.
2.38    “Restricted Stock Unit” means an Award granted pursuant to Article 9.
2.39    “Share” means a share of common stock, par value $0.01 per share, of the Company.
2.40    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.
2.41    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% of the total combined voting power of all classes of stock.

2.42    “Termination of Service” means the following:

(a)	for an Employee, the date on which the Employee is no longer an Employee;

(b)	for a Nonemployee Director, the date on which the Nonemployee Director is no longer a member of the Board;

(c)	for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis.
With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A, regardless of the reason for the Termination of Service.
2.43    “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.
Article 3. Administration
3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.
3.2    Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)
To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including any conditions upon an Award, the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b)
To establish the vesting requirements for each Award. Except as provided in Section 2.35 and as permitted under Section 3.2(q) and Article 17, each equity-based or equity-related Award shall have a minimum one-year vesting requirement; provided, however, that Awards covering up to five percent (5%) of the Shares reserved for issuance pursuant to Article 4 may be granted under this Plan as unrestricted Shares or otherwise as Awards with a vesting period of less than one year;

(c)	To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;

(d)	To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(e)	To approve forms of Award Agreements for use under the Plan;

(f)	To determine Fair Market Value of a Share in accordance with Section 2.19 of the Plan;

(g)	To amend the Plan or any Award Agreement as provided in the Plan;

(h)
To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(i)	To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award;

(j)	To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;

(k)	To determine whether Awards will provide for Dividend Equivalents;

(l)	To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(m)
To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 21.1 of the Plan;

(n)	To treat any Participant who terminates employment as a continuing employee for purposes of the Plan;

(o )
To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(p)
To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares;

(q)
To waive any restrictions, conditions or limitations imposed on an Award, including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service, at any time after the granting of an Award or, except as to vesting, at the time the Award is granted; and

(r)	To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A.
3.3    Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to either an Employee who is considered a Covered Employee or an officer (as defined in Rule 16a-1(f)); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to This Plan and Maximum Awards
4.1    Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.2 and 4.4, the total number of Shares that are available for Awards granted under the Plan shall be 4,700,000 Shares plus any Shares that are available for issuance under the 2014 Plan that have not been granted or issued under an outstanding award (the "Share Limit").
Such Shares may be authorized and unissued Shares, treasury Shares, or Shares purchased by the Company in the open market, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of applying the limitation set forth in this Section 4.1, the number of Shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award of an Option or Stock Appreciation Right and 2.90 Shares for every one (1.00) Share issued in respect of an Award other than an Award of a Stock Option or Stock Appreciation Right.
4.2    Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a)
Any Shares related to an Award granted under the Plan or 2014 Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(b)
Any Shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant (i) to pay the Option Price of an Option granted under the Plan or (ii) for the Participant's tax withholding payments in respect of an Award granted under the Plan or 2014 Plan, shall not become available again for grant under the Plan.

(c)	Any Shares that were subject to a stock-settled SAR or Option granted under the Plan or 2014 Plan that were not issued upon the exercise of such stock-settled SAR or Option on or after the Effective Date shall not become available again for grant under this Plan.

(d)
Any Shares that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option granted under the Plan or 2014 Plan shall not become available again for grant under this Plan.

(e)
Any Shares that again become available for grant pursuant to this Section 4.2 shall be added back to the Share limit as one Share if such Shares were subject to Options or SARs, and as 2.90 Shares if such Shares were subject to Awards other than Options or SARs.

4.3    Annual Award Limits. Subject to adjustment as set forth in Section 4.4, the maximum number of Shares attributable to Awards that may be granted to a Participant each year shall be subject to the following limits:

(a)
The maximum aggregate number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 400,000 Shares (for avoidance of the doubt, this limit applies separately to each type of Award);

(b)
The maximum aggregate number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Share Units or Other Stock Based Awards, in each case that are Performance-Based Compensation, shall be 250,000 Shares determined as of the date of payout (for avoidance of the doubt, this limit applies separately to each type of Award); and

(c)
The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $3,500,000 determined as of the date of payout (for the avoidance of doubt, this limit applies separately to each type of Award).

4.4    Adjustments. All Awards shall be subject to the following provisions:

(a)
In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the recapitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction (each, a “Corporate Transaction”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Award Agreements, the number and kind of Shares subject to outstanding Awards, the Option Price or Exercise Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)
In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 15.4. In addition, adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under this Plan or the Shares covered by outstanding Awards including arranging for the assumption, or replacement with new awards, of Awards held by Participants, and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c)	The determination of the Committee as to the foregoing adjustments set forth in this Section 4.4, if any, shall be conclusive and binding on Participants under this Plan.
Article 5. Eligibility and Participation
5.1    Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Nonemployee Directors and Third-Party Service Providers.
5.2    Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
5.3    Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.
Article 6. Stock Options
6.1    Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.
6.2    Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.
6.3    Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.
6.4    Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. To the extent the vested and exercisable portion of an Option remains unexercised as of the close of business on the stated expiration date of the Option (i.e., at the end of its term, not at any earlier expiration date resulting from a termination of employment), that portion of the Option will be exercised without any action by the Participant if the Fair Market Value of a Share on that date exceeds the Option Price by an amount equal to or greater than one percent (1%) of the Option Price and the exercise will result in the Participant receiving at least one Share.
6.5    Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	In cash or its equivalent;

(b)	By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c)	By surrendering to the Company Shares otherwise receivable upon exercise of the Option;

(d)	By a cashless (broker-assisted) exercise;

(e)	By any combination of (a), (b), (c) and (d); or

(f)	Any other method approved or accepted by the Committee in its sole discretion.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.6    Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a)	Special ISO definitions:

(i)	“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)	“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)
A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b)	Eligible employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c)	Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)
Option Price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e)	Right to exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f)
Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g)
Termination of Service. In the event a Participant has a Termination of Service due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such Termination of Service or if shorter, the remaining term of the ISO. In the event a Participant has a Termination of Service for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such Termination of Service; provided, however, that such period may not exceed three months from the date of such Termination of Service or if shorter, the remaining term of the ISO.

(h)
Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i)	Duration of plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j)
Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.

(k)
Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights
7.1    Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.
7.2    Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.
7.3    Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its Grant Date.
7.4    Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. To the extent the vested and exercisable portion of an SAR remains unexercised as of the close of business on the stated expiration date of the SAR (i.e., at the end of its term, not at any earlier expiration date resulting from a termination of employment), that portion of the SAR will be exercised without any action by the Participant if the Fair Market Value of a Share on that date exceeds the Grant Price by an amount equal to or greater than one percent (1%) of the Grant Price and, if payment is to be made in Shares, the exercise will result in Participant receiving at least one Share.
7.5    Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.
7.6    Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.6, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b)	The number of Shares with respect to which the SAR is exercised.
Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.
Article 8. Restricted Stock
8.1    Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the

Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
8.2    Nature of Restrictions. Each grant of Restricted Stock shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)	A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b)	Restrictions based upon the achievement of specific performance goals;

(c)	Time-based restrictions on vesting following the attainment of the performance goals;

(d)	Time-based restrictions; or

(e)	Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.
8.3    Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding requirements), at which time certificates representing such Shares may be transferred to the Participant or such Shares may be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company as determined in the discretion of the Committee.
8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Briggs & Stratton Corporation.
8.5    Voting Rights. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.
Article 9. Restricted Stock Units
9.1    Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2    Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)	A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b)	Restrictions based upon the achievement of specific performance goals;

(c)	Time-based restrictions on vesting following the attainment of the performance goals;

(d)	Time-based restrictions; and/or

(e)	Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.
9.3    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.
9.4    Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares unless otherwise specified in the Award Agreement.
Article 10. Performance Share Units
10.1    Grant of Performance Share Units. Performance Share Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Share Units shall be evidenced by an Award Agreement.
10.2    Value of Performance Share Units. Each Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Share Units that shall be paid to a Participant.
10.3    Earning of Performance Share Units. After the applicable Performance Period has ended, the number of Performance Share Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
10.4    Form and Timing of Payment of Performance Share Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Share Units in the form of Shares unless otherwise specified in the Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.
Article 11. Performance Units
11.1    Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.
11.2    Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.
11.3    Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
11.4    Form and Timing of Payment of Performance Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.
Article 12. Other Stock-Based Awards and Cash-Based Awards
12.1    Grant of Other Stock-Based Awards and Cash-Based Awards

(a)
The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. The Committee shall determine the Participants to whom and the time or times at which Other Stock-Based Awards will be made. Subject to Section 3.2(b), the Committee may grant Other Stock-Based Awards as unrestricted Shares or with a vesting period of less than one year.

(b)
The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c)	Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.
12.2    Value of Other Stock-Based Awards and Cash-Based Awards

(a)	Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b)
Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3    Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement or as determined by the Committee, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.
Article 13. Effect of Termination of Service
Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a)	The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Termination of Service.

(b)	With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Service.
The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination.
Article 14. Transferability of Awards and Shares
14.1    Transferability of Awards. Except as provided in Section 14.2, during a Participant’s lifetime, Options shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
14.2    Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 14.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.
14.3    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.
Article 15. Performance-Based Compensation and Compliance with Code Section 162(m)
15.1    Compliance with Section 162(m). The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) of the Code and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which

Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.
15.2    Performance Measures. The performance measures upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Book value;

(b)	Cash flow (including, funds from operations);

(c)	Customer Satisfaction;

(d)	Earnings (either in aggregate or on a per-share basis);

(e)	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(f)	Economic value added;

(g)	Expenses/costs;

(h)	Gross or net income;

(i)	Gross or net operating margins;

(j)	Gross or net profits;

(k)	Gross or net revenues;

(l)	Inventory turns;

(m)	Margins;

(n)	Market share;

(o)	Net income;

(p)	Operating income;

(q)	Operational performance measures;

(r)	Pre-tax income;

(s)	Productivity ratios and measures;

(t)	Profitability ratios;

(u)
Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment);

(v)	Share price (including growth in share price and total shareholder return);

(w)	Strategic business objectives (including objective project milestones);

(x)	Transactions relating to acquisitions or divestitures; or

(y)	Working capital.
Any Performance Measure(s) may, as the Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 15.
15.3    Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification 225), or (h) expenses deemed extraordinary by the Committee. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
15.4    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
15.5    Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.2.
Article 16. Nonemployee Director Awards
16.1    Awards to Nonemployee Directors. The Committee shall approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.
16.2    Awards in Lieu of Fees. The Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.
16.3    Limit on Director Awards. No Participant who is a Nonemployee Director may receive Awards in a calendar year with a total value exceeding $350,000, calculating the value of any such Awards based upon the Grant Date fair value of such Awards for accounting purposes.

Article 17. Effect of a Change in Control
Unless otherwise provided for in an Award Agreement, upon a Change in Control, all then-outstanding Awards shall be treated in accordance with paragraphs (a), (b), (c) and (d) below.

(a)
Outstanding Options and SARs. Unless appropriate provision is made for the protection of a Participant's then-outstanding Options and SARs by the substitution on an equitable basis of options or stock appreciation rights of the surviving or successor entity, a Participant’s then-outstanding Options and SARs that are not vested as of a Change in Control shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied) and exercisable over the exercise period set forth in the applicable Award Agreement. In addition, the Committee may elect to cancel the Options or SARs and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of the Change in Control over (ii) the Option Price of such Option or the Grant Price of the SAR, multiplied by the number of Shares subject to such Award. No payment shall be made to a Participant for any Option or SAR if the Option Price or Grant Price for such Option or SAR exceeds the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of a Change in Control.

(b)
Outstanding Awards, other than Options and SARs, Subject Solely to a Service Condition. Unless appropriate provision is made for the protection of a Participant's then-outstanding Awards by the substitution on an equitable basis of equity awards of the surviving or successor entity, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested as of a Change in Control and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(c)
Outstanding Awards, other than Options and SARs, Subject to a Performance Condition. Unless appropriate provision is made for the protection of a Participant's then-outstanding Awards by the substitution on an equitable basis of equity awards of the surviving or successor entity, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested as of a Change in Control and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be settled pro rata, based on the proportion of the applicable Performance Period that lapsed through the date of the Change of Control, in cash, Shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A); notwithstanding that the applicable Performance Period, retention period or other restrictions and conditions have not been completed or satisfied.

(d)
Other Awards. Upon a Change in Control, the treatment of a Participant’s then-outstanding Awards that are not vested as of a Change in Control and that are not subject to paragraphs (a), (b) or (c) above shall be determined in accordance with the applicable Award Agreements or, if such Award Agreements do not specify the treatment of such Awards upon a Change in Control, then the Committee, in its sole discretion, shall determine the treatment of such Awards upon a Change in Control.
Article 18. Dividends and Dividend Equivalents
18.1    Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award granted to the Participant, with such dividends credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award of Restricted Stock as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall be subject to the same performance conditions, as the underlying Award. Dividends shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.
18.2    Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions or solely upon the satisfaction of a service condition, such Dividend Equivalents shall be subject to the same performance conditions or service conditions, as applicable, as the underlying Award. Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.
Article 19. Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee or the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.
Article 20. Rights of Participants
20.1    Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.
20.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 21. Amendment and Termination
21.1    Amendment and Termination of the Plan and Awards

(a)	Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)	Except as provided for in Section 4.4, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:

(i)	reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii)
cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the canceled Option or the Grant Price of the canceled SAR, as applicable, or

(iii)
cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c)
Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

21.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 15.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.
21.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2 and 21.4, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
21.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.
21.5    Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).
Article 22. General Provisions
22.1    Forfeiture Events

(a)
In addition to the forfeiture events specified in Section 22.1(b), the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b)
A Participant’s Termination of Service for Cause shall result in the forfeiture of the Participant’s outstanding and unvested Options, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant as of the date immediately preceding the Participant’s Termination of Service.

22.2    Tax Withholding

(a)
Minimum Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements except as provided in Section 22.2(b).

(b)
Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder that is payable in Shares (collectively referred to as “Share Payment”), the Participant may, subject to such rules and regulations as the Committee may adopt from time to time, elect to have the Company hold back from the Share Payment a number of Shares designated by the Participant, the Fair Market Value of which will be applied to the Participant's tax withholding payments in respect of such Award; provided that the Shares withheld may not have a Fair Market Value exceeding the maximum statutory tax rates in the Participant’s applicable jurisdictions.
22.3    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
22.4    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
22.5    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
22.6    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
22.7    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.8    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
22.9    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
22.10    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)
Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.10 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
22.11    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
22.12    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
22.13    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
22.14    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
22.15    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
22.16    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.
22.17    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Wisconsin excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

22.18    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee or the Company.
22.19    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
22.20    Indemnification. Subject to requirements of the laws of the state of Wisconsin, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
22.21    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
22.22    Section 409A Compliance. To the extent that a benefit under the Plan is subject to the requirements of Code Section 409A, it is intended that the Plan, as applied to that benefit, comply with the requirements of Code Section 409A, and the Plan shall be so administered and interpreted. The Board or Committee may make any changes required to conform the Plan and any Award with applicable Code provisions and regulations relating to Code Section 409A. The payment of an Award that is subject to Code Section 409A shall not be accelerated upon a Change in Control unless such event also constitutes a change in control event under Code Section 409A. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

BRIGGS & STRATTON CORPORATION P.O.
BOX 702
MILWAUKEE, WI 53201-0702

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E32599-P95937-Z70572

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BRIGGS & STRATTON CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Keith R. McLoughlin
02) Henrik C. Slipsager
03) Brian C. Walker

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Ratify Deloitte & Touche LLP as the Company's independent auditors.	☐	☐	☐
3. Approve, by non-binding advisory vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Non-binding advisory vote on the frequency of future advisory votes to approve executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5:

	For	Against	Abstain
5. Approve the Briggs & Stratton Corporation 2017 Omnibus Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date